UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.)
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OXiGENE, Inc.
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230 THIRD AVENUE
WALTHAM, MASSACHUSETTS 02451

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, JULY 23, 2008

TO OUR STOCKHOLDERS:

Please take notice that the 2008 annual meeting of stockholders of OXiGENE, Inc., a Delaware corporation, will be held on Wednesday, July 23, 2008, at 9:00 a.m., local time, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., located at Chrysler Center, 666 Third Avenue, New York, NY 10017, for the following purposes:

1. To elect nine members to the Board of Directors to hold office until the 2009 annual meeting of stockholders and until their successors are duly elected and qualified;

2. To approve the issuance of up to 5,708,035 shares of our common stock, representing 19.9% of our currently outstanding shares of common stock, to Kingsbridge Capital Limited (“Kingsbridge”), pursuant to the Common Stock Purchase Agreement, dated as of February 19, 2008, by and between Kingsbridge and the Company, as described in the attached proxy statement; and

3. To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

The Board of Directors has fixed the close of business on June 6, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. A list of stockholders of record will be available at the meeting and, during the 10 days prior to the meeting, at the office of the Secretary at the above address.

All stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

BY ORDER OF THE BOARD OF DIRECTORS

Richard Chin, M.D.
President, Chief Executive Officer and Secretary

April   , 2008

PRELIMINARY COPIES FILED PURSUANT TO RULE 14a-6(a)

230 THIRD AVENUE
WALTHAM, MASSACHUSETTS 02451
(781) 547-5900

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
WEDNESDAY, JULY 23, 2008

We have sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2008 annual meeting of stockholders and any adjournments of the Annual Meeting. This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. Instead, you may vote your shares by marking, signing, dating and returning the enclosed proxy card. This Proxy Statement and the proxy card were first mailed to stockholders on or about June   , 2008.

Who Can Vote.  Record holders of our common stock at the close of business on the record date, June 6, 2008, may vote at the Annual Meeting. On April 17, 2008, approximately 80 record holders held 28,541,607 shares of our outstanding common stock. Holders of common stock are entitled to one vote per share on all matters to be voted on by stockholders.

How You Can Vote.  You can only vote your shares if you are either present in person or represented by proxy at the Annual Meeting. Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote. If you properly fill in your proxy card and send it to us in time, the “proxy” (one of the individuals named on the proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, the proxy will vote your shares as recommended by the Board of Directors.

Recommendation of the Board of Directors.

The Board of Directors recommends that you vote “FOR” the election of the nine (9) director nominees, and “FOR” authorization to sell up to 5,708,035 shares of the Company’s common stock pursuant to the Company’s Committed Equity Financing Facility with Kingsbridge Capital Limited.

If any other matter is properly presented, the proxy holders will vote your shares in accordance with their best judgment. At the time this Proxy Statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

Revocation of Proxies.  If you return your proxy card, you may revoke your proxy at any time before it is exercised. You may revoke your proxy in any one of the following ways:

•	by voting in person at the Annual Meeting;

•	by delivering a written notice of revocation dated after the date of the proxy card to our principal offices at 230 Third Avenue, Waltham, Massachusetts 02451, Attention — Secretary; or

•	by timely delivering another proxy card dated after the date of the proxy card that you wish to revoke.

Voting in Person.  If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on June 6, 2008, the record date for determining who is entitled to vote.

Required Votes.  With respect to the election of directors, the nominees for director who receive the most votes (also known as a “plurality” of the votes) will be elected. With respect to the vote on the Committed Equity Financing Facility, a majority of the votes cast on this proposal is required for approval.

Broker Non-Votes, Withholdings and Abstentions.

•	Broker Non-Votes: If your broker holds your shares in its name and cannot vote your shares on a particular matter because the broker does not have instructions from you or discretionary voting authority on that matter, this is referred to as a “broker non-vote.” Your broker will be entitled to vote your shares on Proposal 1. Broker non-votes will have no effect on the results of the vote on Proposal 1. Your broker will not be entitled to vote your shares on Proposal 2. Broker non-votes will have no effect and will not be counted towards the vote total for Proposal 2.

•	Withholdings: Withholding authority to vote for a nominee for director will have no effect on the results of the vote for directors.

•	Abstentions: Abstentions are not counted for purposes of electing directors. Abstentions will be counted towards the vote total for Proposal 2, and will have the same effect as “against” votes.

Quorum.  The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Householding of Annual Disclosure Documents.

In December 2000, the Securities and Exchange Commission adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or your broker to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and OXiGENE. It reduces the volume of duplicate information received at your household and helps to reduce OXiGENE’s expenses. The rule applies to our annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.

If your household received a single set of disclosure documents this year, but you would prefer to receive your own copy, please contact our transfer agent, American Stock Transfer & Trust Company, by calling their toll free number, 1-800-937-5449.

If you do not wish to participate in “householding” and would like to receive your own set of OXiGENE annual disclosure documents in future years, follow the instructions described below. Conversely, if you share an address with another OXiGENE stockholder and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions:

•	If your OXiGENE shares are registered in your own name, please contact our transfer agent, American Stock Transfer & Trust Company, and inform them of your request by calling them at 1-800-937-5449 or writing to them at 6201 15th Avenue, Brooklyn, NY 11219.

•	If a broker or other nominee holds your OXiGENE shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Throughout this Proxy Statement, the terms “OXiGENE,” “WE,” “US,” “OUR” or “COMPANY” mean OXiGENE, Inc.

PROPOSAL 1 — ELECTION OF DIRECTORS

Information concerning the nominees for election to the Board of Directors is set forth below. Each nominee for election to the Board of Directors has consented to being named as a nominee and has agreed to serve if elected. If elected, each director would serve for a one-year term, expiring at the 2009 annual meeting of stockholders and until his successor is elected. We will vote your shares as you specify on your proxy card. If you sign, date and return the proxy card but do not specify how you want your shares voted, we will vote them FOR the election of the nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares FOR that other person. If we do not name a substitute nominee, the size of the Board of Directors will be reduced. We are not aware of any circumstances that would render any nominee for director unavailable.

Our Board of Directors currently consists of nine members, including six members who are “Non-Employee Directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Under our by-laws, the number of members of our Board of Directors is fixed from time to time by the Board of Directors, and directors serve in office until the next annual meeting of stockholders and until their successors have been elected and qualified. The Board of Directors has set the size of the Board of Directors at nine, effective as of the Annual Meeting, and nominated Messrs. Joel-Tomas Citron, David Chaplin, Richard Chin, Roy Fickling, Arthur B. Laffer, Per-Olof Söderberg, William Schwieterman, William N. Shiebler and J. Richard Zecher for election at the Annual Meeting. The nine nominees include six members who qualify as independent directors under the rules of the NASDAQ Stock Market. A plurality of the shares voted affirmatively at the Annual Meeting is required to elect each nominee as a director.

Each nominee for election to the Board of Directors is currently serving as a director. The following information with respect to each nominee has been furnished to us by that nominee. The ages of the nominees are as of March 30, 2008. We currently employ Messrs. Citron, Chaplin and Chin.

Directors

JOEL-TOMAS CITRON

Age:	45

Director Since:	2000; Chairman of the Board since December 2001

Principal Occupation:	Mr. Citron is President and Chief Executive Officer of Jovian Holdings Inc.

Business Experience:	Mr. Citron has served as President and Chief Executive Officer of Jovian Holdings Inc. since 2002. Mr. Citron is also the Managing Partner of Jove Partners L.L.P., an investment partnership.
Mr. Citron served as the Chairman of Provide Commerce, Inc., a San Diego-based company, from 2001 to 2006. From 1998 to 2001 he was Vice Chairman, President and Chief Executive Officer of Miami-based MasTec, Inc. Mr. Citron served as Chairman of the Board and President of Proventus Inc., and was a Senior Executive of Proventus AB, a large international investment company based in Stockholm, Sweden, and New York from 1992 to 1998.
Mr. Citron currently serves as chairman or director of several privately held companies.

DAVID CHAPLIN, Ph.D.

Age:	52

Director Since:	2005; Vice Chairman of the Board since December 2005

Principal Occupation:	Dr. Chaplin has served as our Chief Scientific Officer and Head of Research and Development since July 2000.

Business Experience:	From 1999 to 2000, Dr. Chaplin served as Vice President of Oncology at Aventis Pharma in Paris. Prior to the merger of Rhone Poulenc Rorer (“RPR”) with Hoechst Marion Roussell, Dr. Chaplin was Senior Director of Oncology at RPR from 1998 to 1999. From 1992 to 1998, Dr. Chaplin headed up the Cancer Research Campaign’s (“CRC”) Tumor Microcirculation Group, based at the Gray Laboratory Cancer Research Trust, Mount Vernon Hospital, London. During this time, he was also a member of the CRC Phase I/ II clinical trials committee. Dr. Chaplin also served as Section Head of Cancer Biology at Xenova in the U.K. from 1990 to 1992, and held a senior staff appointment at the British Columbia Cancer Research Centre from 1982 to 1990.

RICHARD CHIN, M.D.

Age:	41

Director Since:	2005

Principal Occupation:	Dr. Chin has served as our President and Chief Executive Officer since July 2006.

Business Experience:	Prior to joining OXiGENE, Dr. Chin had served as Senior Vice President and Head of Global Development for Elan Corporation, plc since May 2005 and served as Senior Vice President and Head of Global Medical Affairs of Elan from June 2004 until May 2005. As Senior Vice President and Head of Global Development for Elan Corporation, Dr. Chin had worldwide responsibility for Clinical Development, Regulatory, Biostatistics, CMC, QA/Compliance, Safety and Medical Affairs. Prior to June 2004, Dr. Chin served in various clinical and scientific roles of increasing responsibility for Genentech, Inc. between March 1999 and June 2004, and ultimately served as the company’s Group Director and Head of Clinical Research, Biotherapeutics Unit. While at Genentech, Dr. Chin oversaw approximately 50% of the Phase I through Phase IV clinical trials. He played leadership roles on multiple projects, including Genentech’s anti-VEGF antibody, Lucentis, and served as Team Leader for Avastin® Non-Oncology Teams. Dr. Chin began his career in pharmaceuticals in July 1997 at Procter and Gamble Pharmaceuticals where he served as Associate Medical Director. Dr. Chin holds a Medical Degree from Harvard Medical School. He received a Masters degree and Bachelor of Arts degree in Law with honors from Oxford University, England under a Rhodes Scholarship. He graduated with a Bachelor of Arts in Biology, magna cum laude, from Harvard University. Dr. Chin is a Diplomate, American Board of Internal Medicine and is licensed to practice medicine in California.

Other Directorships:	Dr. Chin currently serves on the Board of Directors of Genmedica, located in Barcelona, Spain.

ROY HAMPTON FICKLING

Age:	41

Director Since:	2007

Principal Occupation:	Mr. Fickling has been the owner and President of Fickling & Company, Inc., a Macon, Georgia-based regional real estate development, brokerage, management and consulting firm, since October 1993.

Business Experience:	Mr. Fickling was a founding Director of Rivoli Bank & Trust, of Macon and of Beech Street, U.K., Ltd. of London, England, an international healthcare administration firm. He was a major shareholder and advisor to Beech Street Corporation, the largest private PPO network, prior to its acquisition by Concentra, Inc. in 2005. Prior to forming Fickling & Company, Mr. Fickling was employed by Charter Medical Corporation where he worked in the administration of both a medical surgical hospital and a psychiatric hospital. Mr. Fickling holds a B.A. in Business Administration from the University of Georgia.

Other Directorships:	Mr. Fickling is a member of the board of directors of Piedmont Community Bank (public), and also serves on the board of directors of several closely held investment and operating companies.

ARTHUR B. LAFFER, PH.D.

Age:	67

Director Since:	1998

Principal Occupation:	Dr. Laffer has been the Chairman of Laffer Associates, an economic research and financial consulting firm, since 1979. Dr. Laffer is also Chairman of Laffer Investments, an institutional money management firm, since 1999.

Business Experience:	From 1981 to 1989, Dr. Laffer was a member of President Ronald Reagan’s Economic Policy Advisory Board. He was a Distinguished University Professor at Pepperdine University, and a member of Pepperdine’s Board of Directors. From 1976 to 1984, Dr. Laffer was the Charles B. Thornton Professor of Business Economics at the University of Southern California. From 1970 to 1976, Dr. Laffer was an Associate Professor of Business Economics at the University of Chicago. From 1972 to 1977, Dr. Laffer was a consultant to the Secretaries of Treasury and Defense. From October 1970 to July 1972, Dr. Laffer was the First Chief Economist at the Office of Management and Budget under George Shultz, while on leave of absence from the University of Chicago.

Other Directorships:	Dr. Laffer serves on the board of directors or board of advisors of numerous public and private companies, including MPS Group, Inc. (public), and the Nicholas Applegate Institutional Funds.

WILLIAM D. SCHWIETERMAN, M.D.

Age:	49

Director Since:	2007

Principal Occupation:	Dr. Schwieterman has been an independent consultant to biotech and pharmaceutical companies specializing in clinical development since July 2002.

Business Experience:	Dr. Schwieterman is a board-certified internist and a rheumatologist who was formerly Chief of the Medicine Branch and Chief of the Immunology and Infectious Disease Branch in the Division of Clinical Trials at the FDA. In these capacities and others, Dr. Schwieterman spent 10 years at the FDA in the Center for Biologics overseeing a wide range of clinical development plans for a large number of different types of molecules. Dr. Schwieterman holds a B.S. and M.D. from the University of Cincinnati.

WILLIAM N. SHIEBLER

Age:	66

Director Since:	2002

Principal Occupation:	Mr. Shiebler is a principal in two family investment businesses — Tree Tops Investment LLC and Tree Tops Corporation LLC.

Business Experience:	From March 2002 to March 2007, Mr. Shiebler was the Advisory Vice Chairman and CEO of the Americas of Deutsche Asset Management, the asset arm of Deutsche Bank. Prior to joining Deutsche Bank, Mr. Shiebler was the President and CEO of Putnam Mutual Funds and prior to that he was President and COO of Dean Witter’s Intercapital Division.

Other Directorships:	Mr. Shiebler is a Director of Attensity Corp. (private) as well as an advisory board member of several corporations. Mr. Shiebler is currently chairman of the Park City Center for Public Policy, and a Trustee of the U.S. Ski and Snowboard Team Foundation, among other charitable and community organizations. Previously, Mr. Shiebler was a trustee or director of a number of other corporate and community organizations, including the Salt Lake Olympic Committee and Kean University. Mr. Shiebler was also a member of the Presidential Commission on Medicaid.

PER-OLOF SÖDERBERG

Age:	52

Director Since:	1997

Principal Occupation:	Mr. Söderberg is Chairman and co-owner of Söderberg & Partners, a financial services company specializing in pension money consulting and insurance brokerage in the Scandinavian market.

Business Experience:	Mr. Söderberg holds a Masters degree from Stockholm’s School of Economics and an MBA from INSEAD, France. Mr. Söderberg has twenty-five years business experience as a board member of several companies and as an investor, but also with wholesale and trading companies located in Scandinavia. Prior to founding Söderberg & Partners in 2004, Mr. Söderberg was President of Dahl International for fifteen years, a company which has grown from a local wholesaler to the leading wholesaler in its area with over 250 affiliates in Denmark, Norway, Poland, Sweden, Estonia and Finland.

Other Directorships:	Mr. Söderberg serves as a director of RATOS, a private equity company publicly listed in Stockholm; Skandia Investment, a private equity small cap fund in Scandinavia; and a board member of the Stockholm School of Economics.

J. RICHARD ZECHER, PH.D.

Age:	67

Director Since:	2004

Principal Occupation:	Dr. Zecher is a founder of Investor Analytics, an Internet-based risk management system that supports portfolio managers, and the Head of the Investor Analytics Institute, the research arm of Investor Analytics. Dr. Zecher also co-founded Sutton Asset Management, a global macroeconomic hedge fund.

Business Experience:	Prior to founding Sutton Asset Management and Investor Analytics, Dr. Zecher was President and CEO of UBS Asset Management, Inc., and of its predecessor, Chase Investors Management Corporation. From 1986 to 1990, Dr. Zecher held the positions of Treasurer and Global Risk Manager at the Chase Manhattan Bank, and from 1981 to 1986 he was the Chief Economist at Chase. He served as a Public Director on the Chicago Board Options Exchange from 1979 through 1997, and was Chairman of its Audit Committee from 1988 through 1997.

Other Directorships:	Dr. Zecher is the Chairman of the Board of Queensboro Management, Limited and a board member of Investor Analytics LLC, Sutton Asset Management LLC and Delaware Mutual Funds.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION TO THE BOARD OF DIRECTORS OF EACH DIRECTOR NOMINEE NAMED ABOVE, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE ELECTION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 2 — THE ISSUANCE OF UP TO 5,708,035 SHARES OF OUR COMMON STOCK
UNDER THE COMMITTED EQUITY FINANCING FACILITY, or CEFF, WITH KINGSBRIDGE

We are asking our stockholders to approve the issuance of up to 5,708,035 shares of our common stock, representing 19.9% of our currently outstanding shares of common stock, to Kingsbridge pursuant to the Common Stock Purchase Agreement, dated as of February 19, 2008, by and between Kingsbridge and the Company (the “Purchase Agreement”).

Our Board of Directors unanimously approved the Purchase Agreement and the issuance of securities thereunder and recommends that the issuance of such securities pursuant to the Purchase Agreement be presented to our stockholders for approval.

Reasons for Seeking Stockholder Approval

As a result of being listed for trading on the The NASDAQ Global Market, issuances of our common stock are subject to the NASDAQ Marketplace Rules, including Rule 4350(i) thereof. Under Rule 4350(i), stockholder approval must be sought in connection with the sale, issuance, or potential issuance by a listed company of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of presently outstanding common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock. Pursuant to the terms of the CEFF, the purchase price of the shares to be sold to Kingsbridge will be at a discount of up to 12% from the volume weighted average of the price of our common stock for each of the eight trading days following our election to sell shares. On April 17, 2008, the closing price of our common stock as reported on NASDAQ was $1.84 per share.

In accordance with the terms of the CEFF, we do not currently intend to issue to Kingsbridge more than 5,708,035 shares of our common stock, representing 19.9% of our currently outstanding common stock. Thus, we are not required to obtain stockholder approval of the CEFF under Rule 4350(i). If we were, however, to conduct another non-public offering of our securities at a price that is below the greater of book or market value of the stock within several months of the issuance of shares under the CEFF, the possibility exists that NASDAQ, in accordance with its rules and regulations, could integrate issuances under the CEFF with the other non-public offering in determining whether the amount of securities to be issued in the two offerings exceeded 20% of our outstanding common stock, which could then require us to obtain stockholder approval of the issuance of our securities in the other offering or in both offerings. If our stockholders approve the issuance of securities under the CEFF at the annual meeting, we believe that the integration of the CEFF with another non-public offering under Rule 4350(i) will be highly unlikely. In order to avoid this issue of a potential integration of two offerings under the NASDAQ rules, and the related potential delay of the other offering that could be caused by a need to obtain stockholder approval under Rule 4350(i), our Board of Directors recommends that our stockholders vote to approve the issuance of up to 5,708,035 shares of our common stock under the CEFF at the annual meeting.

Factors Considered by the Board of Directors in Recommending the Approval of the Issuance of Shares under the CEFF

In developing the recommendation to the stockholders to vote in favor of the issuance of our securities under the CEFF, the Board of Directors considered the following factors:

1. Stockholders’ best interests will be served if the Company is able to continue to develop its technologies towards regulatory approval and marketing of its product candidates;

2. The research and development expenses to achieve its product development goals will be significant; and

3. Substantial financing will be required to achieve the Company’s key development milestones.

The Board intends to continue to pursue alternative and/or additional sources of financing during the term of the CEFF. Our technology is still in a relatively early stage of development, and we believe it is critical to have access to sufficient financial resources to achieve meaningful development milestones.

Summary of the CEFF

On February 19, 2008, we entered into the CEFF with Kingsbridge, pursuant to which Kingsbridge committed to purchase, subject to certain conditions, up to $40 million of our common stock. As part of the CEFF, we entered into the Purchase Agreement and a Registration Rights Agreement with Kingsbridge, both dated February 19, 2008, and on that date we also issued a warrant to Kingsbridge to purchase up to 250,000 shares of our common stock at a price of $2.74 per share. This warrant is fully exercisable beginning six months after February 19, 2008 and for a period of five years thereafter, subject to certain conditions.

The following summary of the CEFF does not purport to be complete and is qualified by reference to the Purchase Agreement, a copy of which has been filed as an exhibit to our Current Report on Form 8-K filed on February 21, 2008.

Purchase Agreement

The Purchase Agreement entitles us to sell and obligates Kingsbridge to purchase, from time to time over a period of three years, shares of our common stock for cash consideration up to an aggregate of $40 million, subject to certain conditions and restrictions. The securities that may be issued to Kingsbridge under the Purchase Agreement will be issued pursuant to an exemption from registration under the Securities Act of 1933, as amended, or the Securities Act. Pursuant to the Registration Rights Agreement, on March 18, 2008, we filed a registration statement covering the possible resale by Kingsbridge of up to 5,708,035 shares of common stock that we may issue to Kingsbridge under the Purchase Agreement, and 250,000 shares of common stock issuable upon exercise of the warrant. Through the prospectus included in the registration statement, Kingsbridge may offer these shares to the public for resale.

For a period of 36 months from the first trading day following the effective date of the prospectus, we may, from time to time, at our discretion, and subject to certain conditions that we must satisfy, draw down funds under the CEFF by selling shares of our common stock to Kingsbridge. The purchase price of these shares will be at a discount of up to 12% from the volume weighted average of the price of our common stock for each of the eight trading days following our election to sell shares, or “draw down,” under the CEFF. The discount on each of these eight trading days will be determined as follows:

	Percent	(Applicable
VWAP*	of VWAP	Discount)

Greater than $12.00 per share	95%	(5)%
Less than or equal to $12.00 per share but greater than or equal to $9.01 per share	94%	(6)%
Less than or equal to $9.00 per share but greater than or equal to $5.51 per share	92%	(8)%
Less than or equal to $5.50 per share but greater than or equal to $2.41 per share	90%	(10)%
Less than or equal to $2.40 per share but greater than or equal to $1.25 per share	88%	(12)%

*	As set forth in the Purchase Agreement, “VWAP” means the volume weighted average price (the aggregate sales price of all trades of common stock during each trading day divided by the total number of shares of common stock traded during such trading day) of the common stock during any trading day as reported by Bloomberg, L.P. using the AQR function.

During the eight trading day pricing period for a draw down, if the VWAP for any one trading day is less than the greater of (i) 85% of the closing price of the Company’s common stock on the trading day immediately preceding the commencement of such draw down pricing period, or (ii) $1.25, such trading day shall not be used in calculating the number of shares to be issued in connection with such draw down, and the draw down amount in respect of such draw down pricing period shall be reduced by one eighth (1/8th) of the initial draw down amount specified in the draw down notice. If trading in the Company’s common stock is suspended for any reason for more than three (3) consecutive or non-consecutive hours during any trading day during a draw down pricing period, such trading day shall not be used in calculating the number of shares to be issued in connection with such draw down, and the draw down amount in respect of such draw down pricing period shall be reduced by one eighth (1/8th) of the initial draw down amount specified in the draw down notice.

The maximum number of shares of common stock that we can issue pursuant to the CEFF without obtaining stockholder approval at the annual meeting is the lesser of 5,708,035 shares and $40 million of our common stock. An additional 250,000 shares of common stock are issuable if Kingsbridge exercises the warrant that we issued to it in connection with the CEFF. We intend to exercise our right to draw down amounts under the CEFF, if and to the extent available, at such times as we have a need for additional capital and when we believe that sales of stock under the CEFF provide an appropriate means of raising capital. We may exercise our right to draw down shortly after the effective date of the registration statement.

Our ability to require Kingsbridge to purchase our common stock is subject to various limitations. We can make draw downs of up to the lesser of $10 million or either (i) 2.0% of the closing price market value of our outstanding shares of common stock at the time of the draw down or (ii) the lesser of 3.5% of the closing price market value of our outstanding shares of common stock at the time of the draw down and the alternative draw down amount calculated pursuant to the Purchase Agreement. Unless Kingsbridge agrees otherwise, a minimum of three trading days must elapse between the expiration of any draw down pricing period and the beginning of the next draw down pricing period. Kingsbridge is not obligated to purchase shares when the VWAP is below $1.25 per share.

During the term of the CEFF, without Kingsbridge’s prior written consent, we may not issue securities that are, or may become, convertible or exchangeable into shares of common stock where the purchase, conversion or exchange price for our common stock is determined using a floating discount or other post-issuance adjustable discount to the market price of the common stock, including pursuant to an equity line or other financing that is substantially similar to the arrangement provided for in the CEFF, with certain exceptions.

The issuance of our common stock under the CEFF or upon exercise of the Kingsbridge warrant will have no effect on the rights or privileges of existing holders of common stock except that the economic and voting interests of each stockholder will be diluted as a result of any such issuance.

Although the number of shares of common stock that stockholders presently own will not decrease, these shares will represent a smaller percentage of our total shares that will be outstanding after any issuances of shares of common stock to Kingsbridge. If we draw down amounts under the CEFF when our share price is decreasing, we will need to issue more shares to raise the same amount than if our stock price was higher. Such issuances will have a dilutive effect and may further decrease our stock price.

Kingsbridge agreed in the common stock purchase agreement that during the term of the CEFF, neither Kingsbridge nor any of its affiliates, nor any entity managed or controlled by it, will enter into any short sale of any shares of our common stock as defined in Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

In the Purchase Agreement, we made customary representations and warranties to Kingsbridge relating to us, our business and the issuance of securities pursuant to the CEFF and agreed to indemnify Kingsbridge for breaches of our representation and warranties in certain circumstances.

Before Kingsbridge is obligated to buy any shares of our common stock pursuant to a draw down, the following conditions, none of which is in Kingsbridge’s control, must be met:

•	Each of our representations and warranties in the Purchase Agreement shall be true and correct in all material respects as of the date when made and as of the draw down exercise date as though made at that time, except for representations and warranties that are expressly made as of a particular date.

•	We shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement, the Registration Rights Agreement and the warrant to be performed, satisfied or complied with by us.

•	We shall have complied in all material respects with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of the Purchase Agreement and the consummation of the transactions it contemplates.

•	The registration statement shall have previously become effective and shall remain effective.

•	We shall not have knowledge of any event that could reasonably be expected to have the effect of causing the registration statement applicable to Kingsbridge’s resale of shares of our common stock to be suspended or otherwise ineffective.

•	Trading in our common stock shall not have been suspended by the U.S. Securities and Exchange Commission, or SEC, The NASDAQ Global Market or the Financial Industry Regulatory Authority and trading in securities generally on The NASDAQ Global Market shall not have been suspended or limited.

•	No statute, rule, regulation, executive order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority which prohibits the consummation of any of the transactions contemplated by the Purchase Agreement.

•	No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and to our knowledge no investigation by any governmental authority shall have been threatened, against us or any of our officers, directors or affiliates seeking to enjoin, prevent or change the transactions contemplated by the Purchase Agreement.

•	We shall have sufficient shares of common stock, calculated using the closing trade price of the common stock as of the trading day immediately preceding a draw down, registered under the registration statement to issue and sell such shares in accordance with such draw down.

•	We shall not be in default in any material respect under the warrant issued to Kingsbridge to purchase up to 250,000 shares.

•	Kingsbridge shall have received an opinion in the form previously agreed to.

There is no guarantee that we will be able to meet the foregoing conditions or any other conditions under the Purchase Agreement or that we will be able to draw down any portion of the amounts available under the CEFF.

Registration Rights Agreement

We also entered into a Registration Rights Agreement with Kingsbridge. Pursuant to the Registration Rights Agreement, on March 18, 2008, we filed a registration statement with the SEC relating to Kingsbridge’s resale of any shares of common stock purchased by Kingsbridge under the Purchase Agreement or issued to Kingsbridge as a result of the exercise of the Kingsbridge warrant. The effectiveness of this registration statement is a condition precedent to our ability to sell common stock to Kingsbridge under the Purchase Agreement. In the event that we fail to maintain the effectiveness of the registration statement (other than during a blackout period as discussed below), and such failure was within our reasonable control, we must pay to Kingsbridge certain amounts based on the change in market price of our common stock during the period of ineffectiveness of the registration statement or offer to repurchase our shares from Kingsbridge at a price based on the market price of our common stock on the trading day prior to the first day of ineffectiveness of the registration statement. We are entitled in certain circumstances, including the existence of certain kinds of nonpublic information, to deliver a blackout notice to Kingsbridge to suspend the use of the prospectus included in the registration statement and prohibit Kingsbridge from selling shares under the prospectus. If we deliver a blackout notice in the 15 trading days following the settlement of a draw down, then we must pay amounts to Kingsbridge, or issue Kingsbridge additional shares in lieu of payment, calculated by means of a varying percentage of an amount based on the number of shares held by Kingsbridge that were purchased pursuant to the draw down and the change in the market price of our common stock between the date the blackout notice is delivered and the date the prospectus again becomes available.

Listing of our Common Stock

The shares of our common stock to be issued pursuant to the CEFF and upon exercise of the warrant issued to Kingsbridge will be listed on the The NASDAQ Global Market under the symbol “OXGN.”

Votes Required to Approve the Issuance of Securities under the CEFF Pursuant to the Purchase Agreement

Approval of the issuance of securities under the CEFF pursuant to the Purchase Agreement requires an affirmative vote of a majority of the votes cast on the proposal at the annual meeting. Abstentions will be counted towards the vote total for this proposal, and will have the same effect as “against” votes. Broker non-votes will have no effect and will not be counted towards the vote total for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE ISSUANCE OF SECURITIES UNDER THE CEFF PURSUANT TO THE PURCHASE AGREEMENT, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE ISSUANCE OF SECURITIES UNDER THE CEFF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

BOARD AND COMMITTEE MEETINGS

During 2007, the Board of Directors held four meetings. In addition, the Board of Directors has established three committees whose functions and current members are noted below. The Audit Committee, the Compensation Committee and the Nominating and Governance Committee (collectively, the “Board Committees”) are committees of the Board of Directors and consist solely of members of the Board of Directors. The Board Committees met a total of nine times in 2007. Each incumbent director attended 75% or more of the aggregate number of meetings of the Board of Directors and Board Committees on which he served during 2007. The Board has also adopted a policy under which each member of the Board is required to make every effort to attend each annual meeting of our stockholders. All of our directors attended our annual meeting of stockholders in 2007.

Our Board has determined that the following members of the Board qualify as independent under the definition promulgated by the NASDAQ Stock Market (“NASDAQ”): Messrs. Roy H. Fickling, Arthur B. Laffer, William D. Schwieterman, William N. Shiebler, Per-Olof Söderberg and J. Richard Zecher.

Audit Committee.  During 2007, the Audit Committee consisted of Messrs. William N. Shiebler, Per-Olof Söderberg, J. Richard Zecher and Arthur B. Laffer (Chairman). Effective in January 2008, Roy H. Fickling was added as a member of the Audit Committee. During 2007, the Audit Committee held five meetings. Our Audit Committee has the authority to retain and terminate the services of our independent registered public accounting firm, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. The Board has determined that Dr. Laffer is an “audit committee financial expert,” as the Securities and Exchange Commission has defined that term in Item 401 of Regulation S-K. The Board of Directors has adopted a charter for the Audit Committee, which is reviewed and reassessed annually by the Audit Committee. A copy of the Audit Committee’s written charter is publicly available on our website at www.oxigene.com.

Securities and Exchange Commission rules require that we disclose our compliance with NASDAQ listing standards regarding the independence of our Audit Committee members and inclusion in the Audit Committee of any non-independent director. Currently, all of our Audit Committee members are independent as defined under NASDAQ listing standards. Please also see the Audit Committee Report set forth on page 21 of this Proxy Statement.

Compensation Committee.  During 2007, the Compensation Committee consisted of Messrs. Arthur B. Laffer (Chairman), William N. Shiebler and J. Richard Zecher. Effective in January 2008, Roy H. Fickling and William Schwieterman were added as members of the Compensation Committee. During 2007, the Compensation Committee held three meetings. The Compensation Committee makes recommendations to the Board of Directors regarding the compensation philosophy and compensation guidelines for our executives, the role and performance of our executive officers, appropriate compensation levels for our Chief Executive Officer, which are determined without the Chief Executive Officer present, and other executives based on a comparative review of compensation practices of similarly situated businesses. The Compensation Committee also makes recommendations to the Board regarding the design and implementation of our compensation plans and the establishment of criteria and the approval of performance results relative to our incentive plans. The Compensation Committee has adopted the following processes and procedures for the consideration and determination of executive and director compensation. Each year, the Compensation Committee reviews and assesses the three main components of each named executive officer’s compensation: base salary, incentive compensation and equity compensation. Adjustments to base salary are generally only made when there has been a change in the scope of the responsibilities of the named executive officer or when, based on a review of the base salary component of executive officers in companies of a similar size and stage of development, the Committee members believe that an adjustment is warranted in order to remain competitive. Each year, the executive management of the Company determines and agrees with the Compensation Committee on its corporate goals and objectives for the ensuing year. At the end of each year, the attainment of each objective is assessed and incentive awards are made to each executive based on his contribution to achieving the objectives and at a percentage of base salary outlined in the executive’s employment agreement. In addition, equity compensation is reviewed annually. Awards are made based on either provisions of an executive’s employment agreement, or an assessment of each executive’s equity compensation position relative to the Company’s other executives. Please also see “Compensation Discussion and Analysis,” set forth on pages 14-20 of this Proxy Statement and Compensation Committee Report, set forth on page 20 of this Proxy Statement. All members of the Compensation Committee qualify as independent under the definition promulgated by NASDAQ. A copy of the Compensation Committee’s written charter is publicly available on our website at www.oxigene.com.

Nominating and Governance Committee.  During 2007, the Nominating and Governance Committee consisted of Messrs. William N. Shiebler (Chairman), Per-Olof Söderberg and Arthur B. Laffer. Effective in

January 2008, Roy H. Fickling was added as a member of the Nomination and Governance Committee. During 2007, the Nominating and Governance Committee held one meeting. This committee’s role is to make recommendations to the full Board as to the size and composition of the Board and to make recommendations as to particular nominees. All members of the Nominating and Governance Committee qualify as independent under the definition promulgated by NASDAQ. The Nominating and Governance Committee may consider candidates recommended by stockholders, as well as from other sources, such as current directors or officers, third-party search firms or other appropriate sources. For all potential candidates, the Nominating and Governance Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the biotechnology industry, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2009 annual meeting of stockholders using the procedures set forth in the Company’s by-laws, it must follow the procedures described below in “Stockholder Proposals and Nominations for Director.” If a stockholder wishes simply to propose a candidate for consideration as a nominee by the Nominating and Governance Committee, it should submit any pertinent information regarding the candidate to the Chairman of the Nominating and Governance Committee by mail at OXiGENE, Inc., 230 Third Avenue, Waltham, Massachusetts 02451. A copy of the Nominating and Governance Committee’s written charter is publicly available on our website at www.oxigene.com.

Compensation Committee Interlocks and Insider Participation.  Our Compensation Committee currently consists of Messrs. Arthur B. Laffer (Chairman), William N. Shiebler, Roy H. Fickling, William Schwieterman and J. Richard Zecher. None of these directors are or have been employed by us.

Stockholder Communications to the Board

Generally, stockholders who have questions or concerns should contact our Investor Relations department at 781-547-5900. However, any stockholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, should submit his or her questions to the appropriate director using the contact information and instructions for this purpose set forth on the Company’s website at www.oxigene.com. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as:

•	junk mail and mass mailings

•	resumes and other forms of job inquiries

•	surveys

•	solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our directors and executive officers, and persons who own more than 10% of our common stock to file with the Securities and Exchange Commission and us initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock and other of our equity securities. For these purposes, the term “other equity securities” would include options granted under our 2005 Stock Plan. To our knowledge, based solely on a review of the forms and written representations received by us from our Section 16 reporting persons, during the fiscal year ended December 31, 2007 all Section 16(a) filing requirements applicable to the reporting persons were properly and timely satisfied, except that one report, covering one transaction, was filed late by Dr. Harris; one report, covering one transaction, was filed late by Dr. Chaplin; and one report, covering one transaction, was filed late by Mr. Murphy.

EXECUTIVE OFFICERS OF THE COMPANY

See above for biographical information pertaining to Joel-Tomas Citron, our Chairman, David Chaplin, our Vice Chairman, Chief Scientific Officer and Head of Research and Development, and Richard Chin, our President and Chief Executive Officer.

John A. Kollins, 45, was appointed as our Senior Vice President and Chief Business Officer in March 2007. Mr. Kollins has nearly 20 years of pharmaceutical and biotechnology industry experience, specifically in strategic marketing, new product development and business development. Prior to joining OXiGENE, Mr. Kollins had been an independent consultant since February 2005. His clients have included GRT Capital Partners, LLC’s health care fund, GRT Health Care, LP, Entelos, Inc., CovX and several other private and publicly-held biopharmaceutical companies. From October 2004 until February 2005, he was the Chief Business Officer at CovX Research LLC, a privately-held biopharmaceutical company, of San Diego, CA. Mr. Kollins served as an advisor to CovX since February 2005 and chaired CovX’s external advisory board from 2005 until the sale of the company to Pfizer, announced in December 2007. From January 2003 until January 2004, he served as the Vice President, Business Development at Renovis, Inc., a biopharmaceutical company located in South San Francisco, CA, and was a consultant to Renovis from January 2004 through October 2004. He also served as Vice President, Business Development at SurroMed, Inc., in Mountain View, California, from April 2000 through July 2002, and as an advisor to the Chief Executive Officer of SurroMed from July 2002 through January 2003. He started his career as a Product Manager with Immunex Corporation and held roles in marketing and business development at Elan Pharmaceuticals, Inc. and Athena Neurosciences, Inc., which was acquired by Elan. Mr. Kollins graduated from Duke University with a B.S.E. (Mechanical Engineering and Materials Science) degree and earned his M.B.A. at the University of Virginia’s Darden Graduate School of Business.

James B. Murphy, 51, was appointed as our Vice President and Chief Financial Officer in March 2004. From 2001 until May 2003, Mr. Murphy was Vice President of Finance for Whatman Inc., of Marlborough, Massachusetts, a subsidiary of U.K.-based Whatman plc (LSE: WHM), a publicly traded manufacturer of filtration and separation products for the pharmaceutical industry. From 1994 through 2001, Mr. Murphy worked at HemaSure (NASDAQ: HMSR), a spin-off of Sepracor, Inc., serving as the company’s Senior Vice President of Finance and Administration, and later as Senior Vice President and Chief Financial Officer. From 1990 to 1994, he was Corporate Controller at Sepracor (NASDAQ: SEPR), a diversified pharmaceutical, medical device and biotechnology products company based in Marlborough, Massachusetts. Mr. Murphy holds a B.A. in economics and accounting from the College of the Holy Cross and is registered as a Certified Public Accountant.

Dr. Patricia Ann Walicke M.D., Ph.D., 55, was appointed as our Vice President and Chief Medical Officer in July 2007. Prior to joining OXiGENE, Dr. Walicke was briefly an independent consultant (from April 2007 to July 2007) whose clients included several privately held biotechnology companies. Dr. Walicke was VP of Clinical and Regulatory Affairs at Avidia Inc from October 2005 until October 2006. She remained at Amgen Inc for transition of Avidia’s programs from the time of Avidia’s acquisition in October 2006 until April 2007. Prior to Avidia, Dr. Walicke was the Vice President of Clinical Development at Rinat Neuroscience from October 2003 to October 2005, which subsequently was acquired by Pfizer. From April 1999 until October 2003, Dr Walicke was employed at Genentech, where she held titles of Clinical Scientist, Senior Clinical Scientist and Medical Director. She started her career in industry as a Medical Director at Quintiles, and has also worked at Elan Pharmaceuticals. Prior to working in industry, Dr. Walicke had a neurology practice in Atlanta, Georgia and was a full-time faculty member of the Department of Neurosciences at the University of California, San Diego. Dr. Walicke graduated from MIT with a B.S. in Life Science, from Harvard Medical School with an M.D. and from Harvard Graduate School with a Ph.D.

COMPENSATION DISCUSSION AND ANALYSIS

We have prepared the following Compensation Discussion and Analysis, or CD&A, to provide you with information that we believe is necessary to understand our executive compensation policies and decisions as they relate to the compensation of our named executive officers.

Overview

We are a clinical-stage, biopharmaceutical company developing novel therapeutics to treat cancer and eye diseases. The Company’s primary focus is the development and commercialization of product candidates referred to as vascular disrupting agents (VDAs) that selectively disrupt abnormal blood vessels associated with solid tumor progression and visual impairment in a number of ocular diseases, which are characterized by abnormal blood vessel growth.

Currently, we do not have any products available for sale. The only source of potential revenue at this time is from the license to a third party of our formerly owned Nicoplex and Thiol Test technology. Future revenues, if any, from this license agreement are expected to be minimal. We do not expect to generate material revenue or fee income in the near future unless we enter into a major licensing arrangement.

We have generated a cumulative net loss of approximately $137,801,000 for the period from our inception through December 31, 2007. We expect to incur significant additional operating losses over at least the next several years, principally as a result of our continuing clinical trials and anticipated research and development expenditures. The principal source of our working capital has been and is expected to continue to be the proceeds of private and public equity financing, the proceeds from product development collaborations and, to a lesser extent, the exercise of warrants and stock options.

We are committed to a disciplined financial strategy and as such maintain a limited employee and facilities base, with development, scientific, finance and administrative functions, which include, among other things, product development, regulatory oversight and clinical testing, managed from our Waltham, Massachusetts headquarters. Our research and development team members typically work on a number of development projects concurrently. We conduct substantial scientific activities pursuant to collaborative arrangements with universities. Regulatory and clinical testing functions are generally contracted out to third-party, specialty organizations.

Executive Compensation Policies and Objectives

The objectives of our compensation program are to attract and retain the highest quality personnel to lead our organization and to manage and support our development programs for our product candidates. While we believe that it is important to be competitive with our peer group of similarly situated biotechnology companies with respect to the base salary and cash incentive compensation that we pay, we believe that it is equally, if not more, important to structure compensation packages for key employees that include both a cash incentive, or bonus component and an equity component, for the reasons stated below. We also believe that our executive compensation program must be internally equitable and consistent in order for us to achieve our corporate objectives, as outlined above. In addition, we recognize that it is not uncommon for companies of our size and early stage of development to be acquired by or merged with another entity. In order to allow our executives to focus on the continued development of our potential product candidates and not be distracted by a potential merger or acquisition of the Company, we believe it is important that their compensation arrangements include a change in control provision.

Typically, our executive compensation arrangements include the following components: base salary, a commencement bonus, an annual cash bonus award generally in the range of 25% to 50% of the executive’s base salary, equity compensation awards on the date of hire and potential annual awards thereafter, change of control payments in certain circumstances and the payment of all health and dental insurance premiums.

Our ability to continue the development of our product candidates, which could lead to commercialization of those product candidates, and the research efforts to discover new potential products, depends heavily on our ability to attract capital in the form of equity offerings or collaborations with other entities. Our ability to attract adequate financial resources depends on continued progress in these development programs, and we strive to focus our executives’ efforts accordingly. As such, we believe that the most effective approach to compensation is to ensure that a significant portion of the executive’s incentive-based compensation is tied to progress made on our development programs and related activities in support of those programs.

In addition, the attraction and retention of individuals with experience in the biotechnology industry and the highly technical scientific knowledge and capability that is necessary to achieve our corporate goals is extremely competitive. In many instances, we are competing with other biotechnology and pharmaceutical companies that have significantly more financial resources than we have. Because we do not generate cash from our operations, we are sensitive to the utilization of our cash resources for compensation purposes, and therefore, believe that in order to attract such individuals, we must consider significant incentive compensation components.

We and the Compensation Committee of our Board of Directors review the performance of our executives on an annual basis. The primary factors included in our review include the achievement of both Company and individual objectives that generally include both an operational and financial component, communications with the Board of Directors, strategic decision making and the individuals’ potential for continued growth and contribution to achieve the Company’s long-term objectives. We generally make adjustments to base salary and equity and bonus awards all at the same time once a year at the conclusion of our assessment of the executives based on the factors described above.

We believe that equity compensation awards should be a significant component of each executive’s incentive compensation. Equity awards are generally in the form of options that vest in four equal annual installments. The exercise price of such awards is the closing price of our common stock as quoted on the NASDAQ Global Market on the date of grant. We have also made restricted stock awards to our executives in certain circumstances.

Examples of accomplishments that we seek to reward with cash bonus awards and equity awards include the initiation of a pre-clinical study or clinical trial for one of our potential product candidates, the attainment of a certain percentage of patients enrolled in one of our clinical trials, the completion of a clinical trial involving one of our potential product candidates and the completion of an equity offering or entry into a strategic collaboration or licensing agreement.

Current Compensation Arrangements

President and Chief Executive Officer

In July 2006, we hired Dr. Richard Chin to assume the role of President and Chief Executive Officer. Dr. Chin previously served as Senior Vice President and Head of Global Development for Elan Corporation, and served in various clinical and scientific roles of increasing responsibility for Genentech, Inc.

Dr. Chin’s employment agreement includes the following components:

•	Base salary — $380,000 per year subject to annual review and adjustment;

•	Annual bonus — Dr. Chin is eligible to earn an annual bonus equal to between 50% — 100% of his then current base salary based on the achievement of individual and Company goals;

•	Equity compensation award — Dr. Chin is eligible for annual equity grants with a target of 100,000 shares per year;

•	Compensation upon termination — Dr. Chin is eligible to receive compensation upon termination in the following circumstances:

•	Without cause or by Dr. Chin with good reason, as defined in his employment agreement — A total amount of 24 months of Dr. Chin’s then-current base salary and medical insurance coverage for up to 18 months.

•	Change in Control — If Dr. Chin’s employment is terminated within 12 months following a change in control, as defined in his employment agreement, he is eligible to receive a total amount of 24 months of his then-current base salary and medical insurance coverage for up to 18 months. In addition, all of Dr. Chin’s unvested option and restricted shares then held by him would vest and become immediately exercisable.

In July 2007, Dr. Chin received a $300,000 cash award in lieu of equity consistent with the terms of his employment agreement.

Other Executive Officers

The components of the compensation packages of our other executive officers are similar in content and nature to those of Dr. Chin, adjusted for areas of responsibility and practices by geographic region. We generally engage a recruiting consultant when hiring an executive officer. The consultant assists us in putting together an offer that helps us achieve our objective of attracting individuals with the depth of experience and capability for the function required. The components of the employment agreements of our other executive officers include an annual base salary, an initial equity award, a target annual cash bonus award generally between 25% and 30% of the executive’s then-current base salary and compensation upon termination or change-in-control provisions.

On January 11, 2008, the Compensation Committee met to discuss the incentive compensation arrangements for Dr. Chin and the other executive officers of the Company during the fiscal year ended December 31, 2007, and to set compensation for those officers for the fiscal year ended December 31, 2008. During that meeting, Dr. Chin described for members of the Compensation Committee the findings of a compensation survey that had been prepared for the Company by Dolmat Connell & Partners, in which the compensation of the company’s executive officers was compared to compensation paid to executives at similar stages of seniority at peer companies that had been selected on the basis of similar market capitalization and stage of product development. Those peer companies included: Antigenics Inc., Cell Therapeutics Inc., Curis Inc., Encysive Pharmaceuticals Inc., Insite Vision Inc., Insmed Inc, Introgen Therapeutics Inc., Nuvelo Inc., Peregrine Pharmaceuticals Inc., Pharmacyclics Inc., Spectrum Pharmaceuticals Inc., Telik Inc., Vical Inc., and Vion Pharmaceuticals, Inc.

During that meeting, the Committee reviewed the basic components of Dr. Chin’s compensation arrangement, which included base salary, incentive compensation and equity awards. The Committee also noted that the bonus structure for Dr. Chin had been previously agreed to as a part of his employment agreement with the Company. The Committee determined that, based on Dr. Chin’s accomplishments during the 2007 fiscal year, Dr. Chin would receive a bonus totaling $175,000, 50% of which would be paid in cash and the remaining 50% would be paid in common stock of the Company. This amount was slightly less than the target bonus range provided for in Dr. Chin’s employment agreement of $190,000 — $380,000. Dr. Chin’s positive accomplishments during 2007 that were noted by the Committee included the following:

•	progress in the Company’s clinical trial programs for its product candidates ZYBRESTAT and OXi4503, including:

•	clearance from the Food and Drug Administration to commence the Phase II/III clinical trial of ZYBRESTAT in anaplastic thyroid cancer, and agreement with the FDA on a special protocol assessment for that trial;

•	positive results from the Phase II trial of ZYBRESTAT in combination with carboplatin and paclitaxel in platinum-resistant ovarian cancer; and

•	positive results from the Phase Ib trial of ZYBRESTAT in combination with bevacizumab in the treatment of refractory tumors;

•	progress with respect to business development efforts; and

•	recruitment of Mr. Kollins and Dr. Walicke to join the Company.

No changes were made to Dr. Chin’s base salary or target bonus percentage for the 2008 fiscal year.

The Committee then reviewed the basic components of each of the other executives’ compensation arrangements which included base salary, incentive compensation and equity awards. The Committee determined that the following awards were warranted:

•	Mr. Kollins would receive a cash bonus of $75,000 for performance in 2007. In determining that this bonus was appropriate, the Committee noted that Mr. Kollins had made good progress with respect to business development efforts by the Company, including contacting companies with a significant presence in oncology and ophthalmology, and entering into confidentiality agreements with several significant companies in those areas. The Committee also noted Mr. Kollins’ efforts in managing strategic areas of the Company’s business, including investor relations and intellectual property counsel. In light of these factors, the Committee determined to grant Mr. Kollins a bonus at the low end of his target range of 30-40% of his base salary, prorated to reflect that his employment with the Company began on February 28, 2007. In connection with the commencement of his employment with the Company, Mr. Kollins was awarded an option to purchase 200,000 shares of the Company’s common stock. With respect to 100,000 shares, the options shall vest in equal annual installments over four (4) years beginning on the one year anniversary of the grant date. With respect to the remaining 100,000 shares, the options shall vest upon consummation by OXiGENE of a major outlicensing transaction, as approved by the Board of Directors and as described in the agreement. No adjustments were made to Mr. Kollins’ base salary or target bonus percentage for fiscal 2008.

•	Mr. Murphy would receive a cash bonus of $70,000 for performance in 2007. In determining that this bonus was appropriate, the Committee noted that Mr. Murphy had done an excellent job in managing the Company’s compliance requirements under the Sarbanes-Oxley Act of 2002, had contributed significantly to the Company’s investor relations efforts, and had managed the Company’s finance department well. The Committee determined to grant Mr. Murphy a bonus of slightly less than his target bonus of 30% of base salary. No adjustments were made to Mr. Murphy’s base salary or target bonus percentage for fiscal 2008.

•	Dr. Walicke would receive a cash bonus of $35,000 for performance in 2007. In determining that this bonus was appropriate, the Committee noted that Dr. Walicke had significantly moved forward the Company’s clinical trial programs, particularly with respect to the Company’s Phase II/III trial of ZYBRESTAT in anaplastic thyroid cancer. In light of this factor, the Committee determined to grant Dr. Walicke a bonus slightly above her target range of 25% of her base salary, prorated to reflect that her employment with the Company began on July 31, 2007. In connection with the commencement of her employment with the Company, Dr. Walicke was awarded an option to purchase 200,000 shares of the Company’s common stock which shall vest in equal annual installments over four (4) years beginning on the one (1) year anniversary of the grant date. No adjustments were made to Dr. Walicke’s base salary or target bonus percentage for fiscal 2008.

•	Dr. Chaplin would receive a cash bonus of $40,000 for performance in 2007, which was determined to be at the low end of a bonus range for a chief scientific officer of a similarly situated company. In determining that this bonus was appropriate, the Committee noted that Dr. Chaplin’s skills were currently being underutilized. No adjustments were made to Dr. Chaplin’s base salary for fiscal 2008. The Compensation Committee has not established a target bonus percentage for Dr. Chaplin.

Employment Agreement with John A. Kollins

During 2007, OXiGENE entered into an employment agreement with Mr. Kollins with respect to his service as its Senior Vice President and Chief Business Officer. Pursuant to the agreement, Mr. Kollins will initially receive an annual base salary of $275,000 per year. In addition, Mr. Kollins may be awarded an annual bonus of 30% to 40% of his then-current annual base salary, at the sole discretion of OXiGENE, based on OXiGENE’s assessment of his and OXiGENE’s performance. Mr. Kollins also received a signing bonus in the amount of $60,000, subject to repayment in certain events. OXiGENE also granted to Mr. Kollins, pursuant to the OXiGENE, Inc. 2005 Stock Plan, options to purchase 200,000 shares of the Company’s common stock at an exercise price equal to the fair market value on the date of grant and OXiGENE’s standard form of option agreement. With respect to 100,000 shares, the options shall vest in equal annual installments over four (4) years beginning on the one (1) year anniversary of the grant date. With respect to the remaining 100,000 shares, the options shall vest upon consummation by OXiGENE of a major outlicensing transaction, as approved by the Board of Directors and as described in the agreement. If Mr. Kollins relocates, the Company shall reimburse him for up to $75,000 in relocation expenses, as specified in the agreement.

Mr. Kollins may terminate the agreement upon written notice to OXiGENE. OXiGENE may also terminate the agreement without prior written notice for cause, as defined in the agreement, as long as, in certain circumstances, it gives Mr. Kollins a minimum period of 30 days to cure the act or omission constituting cause (if reasonably subject to cure), as described in the agreement. If Mr. Kollins’ employment is terminated by OXiGENE for cause, or by Mr. Kollins without good reason (as defined in the agreement), OXiGENE will pay to Mr. Kollins the amount of accrued obligations as of the date of such termination, consisting of accrued and unpaid salary, value of accrued vacation days and amount of unreimbursed and incurred expenses. If Mr. Kollins’ employment is terminated by OXiGENE other than for cause or Mr. Kollins’ disability, OXiGENE will pay to Mr. Kollins the accrued obligations, as described above, an amount equal to 12 months of his then-current base salary, the annual bonus related to the most recently completed calendar year, if not already paid, and will also pay COBRA premiums, should Mr. Kollins timely elect and be eligible for COBRA coverage, for Mr. Kollins and his immediate family for 12 months (provided that OXiGENE shall have no obligation to provide such coverage if Mr. Kollins becomes eligible for medical and dental coverage with another employer).

If Mr. Kollins’ employment is terminated by OXiGENE (other than for cause or Mr. Kollins’ disability) within one year following a change in control of the Company (as defined in the agreement), or by Mr. Kollins with good reason within one year following a change in control of the Company, OXiGENE will pay to Mr. Kollins the accrued obligations, as described above, an amount equal to 12 months of his then-current base salary, the annual bonus related to the most recently completed calendar year, if not already paid, and will also pay COBRA premiums for a period of 12 months on the same conditions as described above. In addition, all of Mr. Kollins’ unvested equity compensation outstanding on the date of termination shall vest and remain exercisable in accordance with the terms of the applicable plan and related agreements. Mr. Kollins has also agreed not to engage in activities competitive with the Company during his employment and for a 12 month period following the termination of his employment.

Separation Agreement with Dr. Peter Harris

In connection with the departure of Dr. Harris, our former Chief Medical Officer, from OXiGENE, we entered into a separation agreement with Dr. Harris. Pursuant to the separation agreement, Dr. Harris’s employment with OXiGENE ended on August 31, 2007. We agreed to pay Dr. Harris severance compensation of approximately $160,000 made up of six equal monthly payments of approximately $26,700 each beginning in September 2007. OXiGENE agreed to maintain the original term of Dr. Harris’ options to purchase 25,000 shares of common stock that he was vested in on the date of his separation from the Company which date is June 14, 2016. All unvested options terminated on August 31, 2007.

Employment Agreement with Dr. Patricia A. Walicke

In July 2007, we hired Dr. Patricia A. Walicke to assume the role of Chief Medical Officer. Dr. Walicke was VP of Clinical and Regulatory Affairs at Avidia Inc from October 2005 until October 2006. She remained at Amgen Inc for transition of Avidia’s programs from the time of Avidia’s acquisition in October 2006 until April 2007. Prior to Avidia, Dr. Walicke held various management positions of increasing responsibility at both large and small organizations in the life sciences industry. Prior to working in industry, Dr. Walicke had a neurology practice in Atlanta, Georgia and was a full-time faculty member of the Department of Neurosciences at the University of California, San Diego. Dr. Walicke graduated from MIT with a B.S. in Life Science, from Harvard Medical School with an M.D. and from Harvard Graduate School with a Ph.D.

Dr. Walicke’s employment agreement includes the following components:

•	Base salary — $300,000 per year subject to annual review and adjustment;

•	Annual bonus — Dr. Walicke is eligible to earn an annual bonus equal to 25% of her then-current base salary based on the achievement of individual and Company goals;

•	Commencement bonus — $30,000. This amount is subject to recovery by the Company should Dr. Walicke’s employment be terminated for cause by the Company or voluntarily by Dr. Walicke prior to July 31, 2008;

•	Equity compensation award — An initial award of options to purchase 200,000 shares of common stock and additional equity awards from time to time in the discretion of the Board of Directors;

•	Compensation upon termination — Dr. Walicke is eligible to receive compensation upon termination in the following circumstances:

•	Without cause or by Dr. Walicke with good reason, as defined in her employment agreement — A total amount of 12 months of Dr. Walicke’s then-current base salary and medical insurance coverage for up to 12 months.

•	Change in Control — If Dr. Walicke’s employment is terminated within 12 months following a change in control, as defined in her employment agreement, she is eligible to receive a total amount of 12 months of her then-current base salary and medical insurance coverage for up to 12 months. In addition, all of Dr. Walicke’s unvested options and restricted shares then held by her would vest and become immediately exercisable.

Please see the Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table for a description of our employment agreements with Mr. Murphy and Dr. Chaplin.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in this proxy statement, with our management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our proxy statement.

RESPECTFULLY SUBMITTED,

THE COMPENSATION COMMITTEE

Arthur B. Laffer, Chairman
Roy H. Fickling
William D. Schwieterman
William N. Shiebler
J. Richard Zecher

AUDIT FEES

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2007 and December 31, 2006, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2007	2006

Audit fees:(1)	$274,500	$214,000
Audit-related:(2)	1,500	2,000
Tax fees:(3)	15,500	15,000
All other fees:(4)	—	—

Total	$291,500	$231,000

(1)	Audit fees consisted of audit work performed in the preparation and audit of the annual financial statements, fees for the audit of the Company’s system of internal control over financial reporting thereof, review of quarterly financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, such as the provision of consents and comfort letters in connection with the filing of registration statements.

(2)	Audit-related fees in 2007 and 2006 consisted of fees for access to technical accounting information.

(3)	Tax fees consisted principally of assistance with tax compliance and reporting, as well as certain tax planning consultations.

(4)	There were no fees incurred in this category in either 2007 or 2006.

Policy on Audit Committee Pre-Approval of Audit and Permissible
Non-audit Services of Independent Registered Public Accounting Firm

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1. Audit services include audit work performed in the preparation and audit of the annual financial statements, fees for the audit of the effectiveness of the Company’s system of internal control over financial reporting, review of quarterly financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, such as the provision of consents and comfort letters in connection with the filing of registration statements.

2. Audit-related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services consist principally of assistance with tax compliance and reporting, as well as certain tax planning consultations.

4. Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from the independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted, and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

AUDIT COMMITTEE REPORT

The members of the Audit Committee, which is comprised of five directors, have been appointed by the Board of Directors. The current members of the Committee are Messrs. Roy H. Fickling, William N. Shiebler, Per-Olof Söderberg, J. Richard Zecher and Arthur B. Laffer (Chairman). All members of our Audit Committee meet the independence and experience requirements of the NASDAQ Stock Market. The Audit Committee is governed by a charter that has been adopted by the Board of Directors and is reviewed and reassessed annually by the Audit Committee. This charter is publicly available on our website at www.oxigene.com.

This Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filings of ours under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or subject to Regulation 14A or 14C under the Exchange Act, except as specifically provided under the Exchange Act, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that this Audit Committee Report be treated as soliciting material or specifically incorporates this Audit Committee Report by reference therein.

The Audit Committee reviews the scope and timing of the independent registered public accounting firm’s audit and other services, and their report’s on our financial statements, and the effectiveness of internal control over financial reporting. The Audit Committee also makes annual recommendations to the Board of Directors regarding the appointment of independent registered public accounting firms for the ensuing year.

Management is responsible for the preparation of our financial statements and the independent registered public accounting firm has the responsibility for the examination of those statements. The Audit Committee reviewed our audited financial statements for the year ended December 31, 2007 and met with both management and our independent registered public accounting firm to discuss those financial statements. Management and the independent registered public accounting firm have represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also considered taxation matters and other areas of oversight relating to the financial reporting and audit process that the Audit Committee deemed appropriate.

The Audit Committee has received from the independent registered public accounting firm their written disclosure and letter regarding their independence from us as required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, as may be modified or supplemented, and has discussed with the independent registered public accounting firm their independence. The Audit Committee also discussed with the independent registered public accounting firm any matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, as may be modified or supplemented.

Based upon the reviews and discussions described in this Audit Committee Report, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

RESPECTFULLY SUBMITTED,

THE AUDIT COMMITTEE

Arthur B. Laffer, Chairman
Roy H. Fickling
William N. Shiebler
Per-Olof Söderberg
J. Richard Zecher

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 29, 2008, for (a) each of the executive officers named in the Summary Compensation Table on page 25 of this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of February 29, 2008 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the tables. Except as indicated in footnotes to these tables, we believe that the stockholders named in these tables have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 28,541,607 shares of common stock outstanding on February 29, 2008.

	Number of Shares
	Beneficially Owned
	and Nature of	Percent of
	Ownership	Class %

David Chaplin(1)	421,850	1.5%
Richard Chin(2)	417,964	1.5%
Joel-Tomas Citron(3)	694,727	2.4%
Roy Fickling(4)	60,000	*
Peter Harris(5)	25,000	*
John Kollins	—	*
Arthur Laffer(6)	417,640	1.5%
Jim Murphy(7)	148,750	*
William Schwieterman(8)	40,000	*
William Shiebler(9)	293,500	1.0%
Per Olof Söderberg(10)	809,630	2.8%
Patricia Walicke	—	*
J. Richard Zecher(11)	80,000	*

All current directors and executive officers as a group (12 persons)(12)	3,409,061	11.9%

*	Less than 1%.

(1)	Includes options to purchase 288,750 shares of common stock, which are exercisable within 60 days of February 29, 2008 (April 29, 2008) and 40,000 shares of unvested restricted common stock granted in 2005, which vest in equal annual installments over a four-year period, all of which are subject to transfer and forfeiture restrictions.

(2)	Includes options to purchase 62,500 shares of common stock, which are exercisable within 60 days of February 29, 2008 (April 29, 2008) and 207,500 shares of unvested restricted stock 20,000 of which were granted in 2005 and 187,500 of which were granted in 2007, which vest in equal annual installments over a four-year period, all of which are subject to transfer and forfeiture restrictions.

(3)	Includes 175,000 shares of common stock subject to transfer restrictions, options to purchase 368,750 shares of common stock and 40,000 shares of unvested restricted common stock granted in 2005, which vest in equal annual installments over a four-year period, all of which are subject to transfer and forfeiture restrictions.

(4)	Includes 40,000 shares of unvested restricted common stock granted in 2007, which vest in equal annual installments over a four-year period, all of which are subject to transfer and forfeiture restrictions.

(5)	Includes options to purchase 25,000 shares of common stock, which are exercisable through June 13, 2016.

(6)	Includes options to purchase 107,500 shares of common stock, which are exercisable within 60 days of February 29, 2008 (April 29, 2008) and 20,000 shares of unvested restricted common stock granted in 2005, which vest in equal annual installments over a four-year period, all of which are subject to transfer and forfeiture restrictions.

(7)	Includes options to purchase 108,750 shares of common stock, which are exercisable within 60 days of February 29, 2008 (April 29, 2008) and 20,000 shares of unvested restricted common stock granted in 2005, which vest in equal annual installments over a four-year period, all of which are subject to transfer and forfeiture restrictions.

(8)	Includes 40,000 shares of unvested restricted common stock granted in 2007, which vest in equal annual installments over a four-year period, all of which are subject to transfer and forfeiture restrictions.

(9)	Includes 40,000 shares of common stock subject to transfer restrictions, options to purchase 107,500 shares of common stock and 20,000 shares of unvested restricted common stock granted in 2005, which vest in equal annual installments over a four-year period, all of which are subject to transfer and forfeiture restrictions.

(10)	Includes 12,130 shares of common stock held by Mr. Söderberg’s wife and minor children, options to purchase 107,500 shares of common stock, which are exercisable within 60 days of February 29, 2008 (April 29, 2008) and 20,000 shares of unvested restricted common stock granted in 2005, which vest in equal annual installments over a four-year period, all of which are subject to transfer and forfeiture restrictions.

(11)	Includes options to purchase 30,000 shares of common stock, which are exercisable within 60 days of February 29, 2008 (April 29, 2008) and 20,000 shares of unvested restricted common stock granted in 2005, which vest in equal annual installments over a four-year period, all of which are subject to transfer and forfeiture restrictions.

(12)	Includes 215,000 shares of common stock subject to transfer restrictions, options to purchase 1,206,250 shares of common stock held by the directors and executive officers as a group and which are exercisable within 60 days of February 29, 2008 (April 29, 2008) and 467,500 shares of unvested restricted common stock, 200,000 of which were granted in 2005 and 267,500 of which were granted in 2007, which vest in equal annual installments over a four-year period, all of which are subject to transfer and forfeiture restrictions.

The determination that there were no persons, entities or groups known to us to beneficially own more than 5% of our outstanding common stock was based on a review of all statements filed with respect to us since the beginning of the past fiscal year with the Securities and Exchange Commission pursuant to Section 13(d) or 13(g) of the Exchange Act.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table shows the total compensation paid or accrued during the fiscal years ended December 31, 2006 and December 31, 2007 to (1) our Chief Executive Officer, (2) our Chief Financial Officer, (3) our former Chief Medical Officer and (4) our three next most highly compensated executive officers who earned more than $100,000 during the fiscal years ended December 31, 2006 and December 31, 2007.

					Stock	Option	All Other
Name	Year	Salary ($)	Bonus ($)		Awards ($)(1)	Awards ($)(1)	Compensation ($)	Total ($)

Richard Chin	2007	$380,000	$475,000	(1)	$450,000 (1)	$190,000	$240	$1,495,240
President and Chief Executive Officer	2006	$176,846	$300,000		$49,935	$93,174	$100	$620,055
David Chaplin	2007	$365,571	$40,000		$98,189	$64,458	$—	$568,218
Vice President and Chief Scientific Officer	2006	$325,000	$81,250		$98,259	$148,099	$428	$653,036
Peter Harris(2)	2007	$253,944	$—		$—	$16,357	$159,144	$429,445
Former Vice President and Chief Medical Officer	2006	$167,064	$105,000		$—	$36,033	$—	$308,097
John Kollins(3)	2007	$276,618	$75,000		$—	$55,856	$270	$407,744
SeniorVice President and Chief Business Officer	2006	$—	$—		$—	$—	$—	$—
James Murphy	2007	$242,692	$70,000		$49,100	$70,156	$497	$432,445
Vice President and Chief Financial Officer	2006	$220,000	$100,000		$49,129	$27,807	$469	$397,405
Patricia Walicke(4)	2007	$148,846	$35,000		$—	$53,734	$387	$237,967
Vice President and Chief Medical Officer

(1)	Bonus includes the value of 36,610 shares of common stock awarded to Dr. Chin as part of his fiscal 2007 bonus. The stock award amount represents the compensation expense incurred by us in fiscal year 2007 in connection with a grant of 250,000 shares of restricted common stock to Dr. Chin on January 2, 2007. See Note 1 to our Condensed Consolidated Financial Statements reported in our Annual Report on Form 10-K for our fiscal year ended December 31, 2007 for details as to the assumptions used to determine the fair value of each of the stock awards and option awards set forth in this table, and Note 3 describing all forfeitures during fiscal year 2007. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates.”

(2)	Dr. Harris terminated his employment with us effective August 31, 2007. His separation agreement provides for a severance payment of approximately $160,000 made up of six equal monthly payments of approximately $26,700 each beginning in September 2007.

(3)	Mr. Kollins commenced employment with us on February 28, 2007. He received a commencement bonus of $60,000.

(4)	Dr. Walicke commenced employment with us on July 31, 2007. She received a commencement bonus of $30,000.

Grants of Plan-Based Awards

The following table shows information regarding grants of non-equity incentive plan awards and grants of equity awards that we made during the fiscal year ended December 31, 2007 to each of the executive officers named in the Summary Compensation Table.

		All Other	All Other Option
		Awards: Number	Awards: Number of	Exercise or Base	Grant Date Fair
		of Shares of Stock	Securities Underlying	Price of Option	Value of Stock and
Name	Grant Date	or Units (#)	Options (#)	Awards ($/Share)	Option Awards

Richard Chin	1/2/2007	250,000	—	$0.00	$4.80
David Chaplin	1/25/2007	—	25,000	$4.18	$3.01
Peter Harris(1)	1/25/2007	—	75,000	$4.18	$3.01
John Kollins(2)	4/30/2007	—	100,000	$4.69	$3.33
	4/30/2007		100,000	$4.69	N/A
James Murphy	1/25/2007	—	50,000	$4.18	$3.01
Patricia Walicke	8/2/2007		200,000	$3.70	$2.59

The Company’s 2005 Stock Plan provides that the exercise price of options shall be determined by using the fair market value of the Company’s common stock, which is defined under the Stock Plan as the closing price of the Company’s common stock on the NASDAQ Global Market on the grant date.

(1)	Dr. Harris’ employment with us ended effective August 31, 2007.

(2)	This tranche of the award of a total of 200,000 options will vest upon the consummation by OXiGENE of a major outlicensing transaction, as approved by the Board of Directors and as described in Mr. Kollins’ employment agreement. As such, a value can not be ascribed to these 100,000 options until vesting of these options has occurred.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreement with Joel-Tomas Citron.  In January 2002, we entered into an employment agreement with Mr. Citron, our Chairman of the Board. The agreement had an original term of two years, and, in July 2003, its term was extended until January 2, 2006. Pursuant to the agreement, Mr. Citron currently receives base compensation in the amount of $200,000 per year plus an additional $48,000 per year as reimbursement for the cost of medical insurance and secretarial services incurred by Mr. Citron. The agreement sets forth the parameters of a bonus program which bonus, if earned, is payable in shares of our common stock. We may terminate the agreement prior to the end of its term for “cause” as defined in the agreement, and Mr. Citron may terminate the agreement on thirty days’ prior notice. We have extended the term of Mr. Citron’s agreement to the date of our 2008 annual meeting.

Employment Agreement with Richard Chin.  In June 2006, OXiGENE entered into an employment agreement with Dr. Chin with respect to his service as its President and Chief Executive Officer. Pursuant to the agreement, Dr. Chin currently receives an annual base salary of $380,000 per year. In addition, Dr. Chin may be eligible to earn an annual bonus based on achievement of individual and Company written goals established on an annual basis by the Board. If Dr. Chin meets the applicable goals, then he shall be entitled to a minimum bonus for that year equal to 50% of his then-current base salary. The Board may also, in its discretion, choose to award Dr. Chin a bonus of up to 100% of his then-current base salary. At least 50% of the annual bonus awarded and paid in any year other than 2007 shall be comprised of restricted stock grants or other forms of equity, the amount of which shall be determined by dividing one half of Dr. Chin’s annual bonus for that year by the Company’s closing stock price on the date of grant. Dr. Chin may elect to receive a greater percentage of his annual bonus in the form of equity, subject to the approval of the Board. On an annual basis beginning in 2007, the Board, in its discretion, shall grant to Dr. Chin additional options or restricted common stock, with a target of approximately 100,000 shares of common stock per year; provided that, in 2007 only, the Board approved the payment of a cash award to Dr. Chin of $300,000 in lieu of any award of options or restricted stock. The award and amount of such grants (or cash payment) shall be based on performance and shall be awarded at the sole discretion of the Board. In addition, for as long as Dr. Chin remains OXiGENE’s Chief Executive Officer, the Nominating Committee of the Board will nominate him for continuing membership on the Board.

OXiGENE may terminate the employment agreement without prior written notice, and Dr. Chin may terminate the agreement on 30 days’ prior written notice, as described in the agreement. OXiGENE may also terminate the agreement without prior written notice for “cause,” as defined in the agreement, as long as, in certain circumstances, it gives Dr. Chin a minimum period of 30 days to cure the act or omission constituting cause, as described in the agreement. Upon termination of Dr. Chin’s employment for any reason, if so requested by the Chairman of the Board or a majority of the members of the Board, Dr. Chin shall immediately resign as a director of the Company. If Dr. Chin’s employment is terminated by OXiGENE for cause, or by Dr. Chin without good reason, or as a result of Dr. Chin’s death, OXiGENE will pay to Dr. Chin the amount of accrued obligations to Dr. Chin as of the date of such termination, consisting of accrued and unpaid salary, value of accrued vacation days, amount of unreimbursed and incurred expenses, Dr. Chin’s unvested equity compensation already granted and earned as part of his bonus in the previous year(s), which shall immediately vest and become exercisable upon termination, and the annual bonus related to the most recently completed calendar year, if not already paid. If Dr. Chin’s employment is terminated by OXiGENE as a result of Dr. Chin’s disability, OXiGENE will pay to Dr. Chin the accrued obligations, as described above, plus an amount equal to two months of Dr. Chin’s then-current base salary.

If Dr. Chin’s employment is terminated by OXiGENE without cause, or by Dr. Chin with good reason, OXiGENE will pay to Dr. Chin the accrued obligations, as described above, and an amount equal to 24 months of his then-current base salary, and will also continue to provide medical insurance coverage to Dr. Chin and his family at no cost for 18 months, as described in the agreement. If Dr. Chin’s employment is terminated by OXiGENE without cause, or by Dr. Chin with good reason, within 12 months following a change in control of the Company, as defined in the agreement, OXiGENE will pay to Dr. Chin the accrued obligations, as described above, and an amount equal to 24 months of his then-current base salary, and will also continue to provide medical insurance coverage to Dr. Chin and his family at no cost for 18 months, as described in the agreement. In addition, all unvested options and restricted shares then held by Dr. Chin shall vest and be immediately exercisable.

Employment Agreement with David Chaplin.  In July 2000, we entered into an employment agreement with Dr. Chaplin, our Chief Scientific Officer and Head of Research and Development. Pursuant to the agreement, in 2006, Dr. Chaplin received a base salary of $205,000 per year. In addition, in 2006, Dr. Chaplin received a consulting fee of $120,000 per year paid in equal quarterly installments. Effective in January 2007, Dr. Chaplin’s employment agreement was amended such that he will receive an annual base salary of £180,257 per year (or $353,141, using January 1, 2007 exchange rates). We may terminate the employment agreement on six months’ prior notice, and Dr. Chaplin may terminate the agreement on six months’ prior notice. OXiGENE may also terminate the agreement without prior notice for “cause,” as defined in the agreement. If Dr. Chaplin’s employment is terminated by OXiGENE other than for cause, or in a case of a “termination with good reason,” as defined in the agreement, Dr. Chaplin will be entitled to receive a payment of two months of his then-current base salary for each year of employment, and all stock options and other incentive compensation granted to Dr. Chaplin by OXiGENE shall, to the extent vested, remain exercisable in accordance with the 2005 Stock Plan and any related agreements. In the event of a termination other than for “cause” of Dr. Chaplin’s employment or a “termination with good reason” within one year following a change in control of OXiGENE, as such term is defined in the agreement, Dr. Chaplin will be entitled to receive a payment of twelve months’ then-current base salary plus any salary owed to him but unpaid as of the date of termination, and all stock options and other incentive compensation granted to Dr. Chaplin by OXiGENE shall, to the extent vested, remain exercisable in accordance with the 2005 Stock Plan and any related agreements.

Employment Agreement with John A. Kollins.  OXiGENE has entered into an employment agreement with Mr. Kollins with respect to his service as its Senior Vice President and Chief Business Officer. Pursuant to the agreement, Mr. Kollins currently receives an annual base salary of $275,000 per year. In addition, Mr. Kollins may be awarded an annual bonus of 30% to 40% of his then-current annual base salary, at the sole discretion of OXiGENE, based on OXiGENE’s assessment of his and OXiGENE’s performance.

Mr. Kollins also received a signing bonus in the amount of $60,000, subject to repayment in certain events. OXiGENE also granted to Mr. Kollins, pursuant to the OXiGENE, Inc. 2005 Stock Plan, options to purchase 200,000 shares of the Company’s common stock at an exercise price of $4.69 per share. With respect to 100,000 shares, the options shall vest in equal annual installments over four (4) years beginning on April 30, 2008. With respect to the remaining 100,000 shares, the options shall vest upon consummation by OXiGENE of a major outlicensing transaction, as approved by the Board of Directors and as described in the agreement. If Mr. Kollins relocates, the Company shall reimburse him for up to $75,000 in relocation expenses, as specified in the agreement.

Mr. Kollins may terminate the agreement upon written notice to OXiGENE. OXiGENE may also terminate the agreement without prior written notice for cause, as defined in the agreement, as long as, in certain circumstances, it gives Mr. Kollins a minimum period of 30 days to cure the act or omission constituting cause (if reasonably subject to cure), as described in the agreement. If Mr. Kollins’ employment is terminated by OXiGENE for cause, or by Mr. Kollins without good reason (as defined in the agreement), OXiGENE will pay to Mr. Kollins the amount of accrued obligations as of the date of such termination, consisting of accrued and unpaid salary, value of accrued vacation days and amount of unreimbursed and incurred expenses. If Mr. Kollins’ employment is terminated by OXiGENE other than for cause or Mr. Kollins’ disability, OXiGENE will pay to Mr. Kollins the accrued obligations, as described above, an amount equal to 12 months of his then-current base salary, the annual bonus related to the most recently completed calendar year, if not already paid, and will also pay COBRA premiums, should Mr. Kollins timely elect and be eligible for COBRA coverage, for Mr. Kollins and his immediate family for 12 months (provided that OXiGENE shall have no obligation to provide such coverage if Mr. Kollins becomes eligible for medical and dental coverage with another employer).

If Mr. Kollins’ employment is terminated by OXiGENE (other than for cause or Mr. Kollins’ disability) within one year following a change in control of the Company (as defined in the agreement), or by Mr. Kollins with good reason within one year following a change in control of the Company, OXiGENE will pay to Mr. Kollins the accrued obligations, as described above, an amount equal to 12 months of his then-current base salary, the annual bonus related to the most recently completed calendar year, if not already paid, and will also pay COBRA premiums for a period of 12 months on the same conditions as described above. In addition, all of Mr. Kollins’ unvested equity compensation outstanding on the date of termination shall vest and remain exercisable in accordance with the terms of the applicable plan and related agreements. Mr. Kollins has also agreed not to engage in activities competitive with the Company during his employment and for a 12 month period following the termination of his employment.

Employment Agreement with James B. Murphy.  In February 2004, we entered into an employment agreement with Mr. Murphy, our Vice President and Chief Financial Officer. Pursuant to the agreement, Mr. Murphy currently receives a base salary of $245,000 per year. We may terminate the agreement on thirty days’ prior notice, and Mr. Murphy may also terminate the agreement on thirty days’ prior notice. We may also terminate the agreement prior to the end of its term for “cause” as defined in the agreement. If Mr. Murphy’s employment is terminated by OXiGENE other than for cause, or in a case of a “termination with good reason,” as defined in the agreement, Mr. Murphy will be entitled to receive a payment of nine months’ then-current base salary, and all stock options and other incentive compensation granted to Mr. Murphy by OXiGENE shall, to the extent vested, remain exercisable in accordance with the 2005 Stock Plan and any related agreements. In the event of a termination other than for “cause” of Mr. Murphy’s employment or a “termination with good reason” within one year following a change in control of OXiGENE, as such term is defined in the agreement, Mr. Murphy will be entitled to receive a payment of twelve months’ then-current base salary plus any salary owed to him but unpaid as of the date of termination, and all stock options and other incentive compensation granted to Mr. Murphy by OXiGENE shall, to the extent vested, remain exercisable in accordance with the 2005 Stock Plan and any related agreements.

Employment Agreement with Patricia A. Walicke.  OXiGENE has entered into an employment agreement with Dr. Walicke with respect to her service as its Vice President and Chief Medical Officer. Pursuant to the agreement, Dr. Walicke currently receives an annual base salary of $300,000 per year. In addition, Dr. Walicke may be awarded an annual bonus of 25% of her then-current annual base salary, at the sole discretion of

OXiGENE, based on OXiGENE’s assessment of her and OXiGENE’s performance. Dr. Walicke also has received a signing bonus in the amount of $30,000, subject to repayment in certain events. OXiGENE granted to Dr. Walicke, pursuant to the OXiGENE, Inc. 2005 Stock Plan, options to purchase 200,000 shares of the Company’s common stock at an exercise price of $3.70 per share. The options shall vest in equal annual installments over four (4) years beginning on August 2, 2008. If Dr. Walicke relocates, the Company shall reimburse her for up to $75,000 in relocation expenses, as specified in the agreement.

Dr. Walicke may terminate the agreement upon written notice to OXiGENE. OXiGENE may also terminate the agreement without prior written notice for cause, as defined in the agreement, as long as, in certain circumstances, it gives Dr. Walicke a minimum period of 30 days to cure the act or omission constituting cause (if reasonably subject to cure), as described in the agreement. If Dr. Walicke’ employment is terminated by OXiGENE for cause, or by Dr. Walicke without good reason (as defined in the agreement), OXiGENE will pay to Dr. Walicke the amount of accrued obligations as of the date of such termination, consisting of accrued and unpaid salary, value of accrued vacation days and amount of unreimbursed and incurred expenses. If Dr. Walicke’ employment is terminated by OXiGENE other than for cause or Dr. Walicke’ disability, OXiGENE will pay to Dr. Walicke the accrued obligations, as described above, an amount equal to 12 months of her then-current base salary, the annual bonus related to the most recently completed calendar year, if not already paid, and will also pay COBRA premiums, should Dr. Walicke timely elect and be eligible for COBRA coverage, for Dr. Walicke and her immediate family for 12 months (provided that OXiGENE shall have no obligation to provide such coverage if Dr. Walicke becomes eligible for medical and dental coverage with another employer).

If Dr. Walicke’ employment is terminated by OXiGENE (other than for cause or Dr. Walicke’s disability) within one year following a change in control of the Company (as defined in the agreement), or by Dr. Walicke with good reason within one year following a change in control of the Company, OXiGENE will pay to Dr. Walicke the accrued obligations, as described above, an amount equal to 12 months of her then-current base salary, the annual bonus related to the most recently completed calendar year, if not already paid, and will also pay COBRA premiums for a period of 12 months on the same conditions as described above. In addition, all of Dr. Walicke’ unvested equity compensation outstanding on the date of termination shall vest and remain exercisable in accordance with the terms of the applicable plan and related agreements. Dr. Walicke has also agreed not to engage in activities competitive with the Company during her employment and for a 12 month period following the termination of her employment.

Employment Agreement with Peter Harris.  In June 2006, OXiGENE entered into an employment agreement with Dr. Harris with respect to his service as its Chief Medical Officer. Pursuant to the agreement, Dr. Harris received an annual base salary of £159,000 per year (or $318,000, using an average exchange rate for fiscal 2007). OXiGENE had the right to terminate the agreement on 120 days’ prior written notice, and Dr. Harris could terminate the agreement on 30 days’ prior notice. OXiGENE could also terminate the agreement without prior notice for “cause,” as defined in the agreement.

Separation Agreement with Peter Harris.  In connection with the departure of Dr. Harris, our former Chief Medical Officer, from OXiGENE, we entered into a separation agreement with Dr. Harris. Pursuant to the separation agreement, Dr. Harris’s employment with OXiGENE ended on August 31, 2007. We agreed to pay Dr. Harris severance compensation of approximately $160,000 made up of six equal monthly payments of approximately $26,700 each beginning in September 2007. OXiGENE agreed to maintain the original term, which is until June 14, 2016, of Dr. Harris’ options to purchase 25,000 shares of common stock that he was vested in on the date of his separation from the Company. All unvested options terminated on August 31, 2007.

Outstanding Equity Awards at Fiscal Year-End

The following table shows grants of stock options and grants of unvested stock awards outstanding on the last day of the fiscal year ended December 31, 2007, including both awards subject to performance conditions and non-performance-based awards, to each of the executive officers named in the Summary Compensation Table.

	Option Awards(1)				Stock Awards
	Number of	Number of				Market Value
	Securities	Securities			Number of	of Shares or
	Underlying	Underlying	Option		Shares or	Units of Stock
	Unexercised	Unexercised	Exercise	Option	Units of Stock	That Have Not
	Options	Options	Price	Expiration	That Have Not	Vested(2)
Name	Exerciseable #	Unexerciseable #	$	Date	Vested #	$

Richard Chin	62,500	187,500	$4.08	7/6/2016	20,000	$49,800
President and Chief Executive Officer					187,500	$466,875
David Chaplin	45,000	—	$5.06	7/12/2010	40,000	$99,600
Vice President and Chief	100,000	—	$2.24	3/15/2012
Scientific Officer	100,000	—	$7.94	7/24/2013
	37,500	12,500	$5.03	7/28/2014
	—	25,000	$4.18	1/25/2017
Peter Harris(3)	25,000	—	$3.51	6/14/2016	—	$—
Former Vice President and Chief Medical Officer
John Kollins	—	200,000	$4.69	4/30/2017	—	$—
Senior Vice President and Chief Business Officer
James Murphy	75,000	—	$9.05	2/23/2014	20,000	$49,800
Vice President and Chief	15,000	5,000	$5.03	7/28/2014
Financial Officer	6,250	18,750	$3.51	6/14/2016
	—	50,000	$4.18	1/25/2017
Patricia Walicke	—	200,000	$3.70	8/2/2017	—	$—
Vice President and Chief Medical Officer

(1)	Except for Mr. Kollins’ award, option awards vest in equal annual installments over four years beginning on the first anniversary of the date of grant and the exercise price is the closing price of the Company’s common stock as quoted on the NASDAQ Global Market on the date of grant. With respect to the grant of 200,000 options to Mr. Kollins, with respect to 100,000 shares, the options shall vest in equal annual installments over four (4) years beginning on the one (1) year anniversary of the grant date. With respect to the remaining 100,000 shares, the options shall vest upon consummation by OXiGENE of a major outlicensing transaction, as approved by the Board of Directors and as described in the agreement.

(2)	The market value of the stock awards is determined by multiplying the number of shares times $2.49, the closing price of our common stock on the NASDAQ Global Market on December 31, 2007, the last day of our fiscal year.

(3)	Dr. Harris’s employment with us terminated effective August 31, 2007. Pursuant to Dr. Harris’s separation agreement, he has until June 14, 2016 to exercise all vested options. All unvested options expired on the separation date.

Option Exercises and Stock Vested

The following table shows information regarding exercises of options to purchase our common stock and vesting of stock awards held by each executive officer named in the Summary Compensation Table during the fiscal year ended December 31, 2007.

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
	Acquired on Exercise	Exercise	Acquired on Vesting	Vesting(1)
Name	(#)	($)	(#)	($)

Richard Chin	—	$—	10,000	$32,200
President and Chief Executive Officer			62,500	$300,000
David Chaplin	—	$—	20,000	$71,800
Vice President and Chief Scientific Officer
Peter Harris(2)	—	$—	—	$—
Former Vice President and Chief Medical Officer
John Kollins	—	$—	—	$—
SeniorVice President and Chief Business Officer
James Murphy	—	$—	10,000	$35,900
Vice President and Chief Financial Officer
Patricia Walicke	—	$—	—	$—
Vice President and Chief Medical Officer

(1)	Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares that vest because in many cases the shares are not sold upon vesting but continue to be held by the executive officer. The amounts shown represent the market price on the date of vesting times the number of awards that vested, which is the amount that would have been realized if the shares had been sold immediately upon vesting.

(2)	Dr. Harris terminated his employment with us effective August 31, 2007.

Potential Payments Upon Termination or Change-In-Control

The Company has entered into certain agreements and maintains certain plans that may require the Company to make certain payments and/or provide certain benefits to named executive officers of the Company in the event of a termination of employment or a change of control of the Company. The following tables summarize the potential payments to each named executive officer assuming that one of the described termination events occurs. The tables assume that the event occurred on December 31, 2007, the last day of our fiscal year. On December 31, 2007, the last trading day of 2007, the closing price of our common stock as listed on the NASDAQ Global Market was $2.49 per share.

Richard Chin, M.D.

			Involuntary
			Not for
	Termination		Cause
	within		Termination
	12 Months	Voluntary	or Termination
Executive Benefits	Following	Termination by	by Executive
and Payments	Change in	Executive	with Good	For Cause
Upon Termination	Control	or Death	Reason	Termination	Disability

Base Salary	$760,000	$—	$760,000	$—	$63,333
Annual Bonus (x% of Base Salary)	Executive entitled to Annual Bonus related to most recently completed calendar year if not already paid	Executive entitled to Annual Bonus related to most recently completed calendar year if not already paid	Executive entitled to Annual Bonus related to most recently completed calendar year if not already paid	N/A	Executive entitled to Annual Bonus related to most recently completed calendar year if not already paid
Acceleration of Vesting of Equity	100%	0%	0%	0%	0%
Number of Stock Options and Value upon Termination	250,000	62,500	62,500	62,500	62,500
	$622,500	$155,625	$155,625	$155,625	$155,625
Number of Shares of Vested Stock Received and Value upon Termination	290,000	82,500	82,500	82,500	82,500
	$722,100	$205,425	$205,425	$205,425	$205,425
Relocation Reimbursement	N/A	N/A	N/A	N/A	N/A
Deferred Compensation Payout	N/A	N/A	N/A	N/A	N/A
Post-Term Health Care	Up to 18 months for Executive and family	—	Up to 18 months for Executive and family	—	—
	$34,783		$34,783
Excise Tax Gross Up	To the extent the above payments become subject to the excise tax imposed by Section 4999 of the Code, the Company shall make an additional payment to Executive for such tax amount.

The information set forth above is described in more detail in the narrative following the Grants of Plan Based Awards table.

A “Change in Control” is defined in Dr. Chin’s employment agreement and shall mean the following, but only to the extent it is interpreted in a manner consistent with the meaning of “a change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation” under Section 409A of Internal Revenue Code of 1986, as amended (“Code Section 409A”), and any successor statute, regulation and guidance thereto, and limited to the extent necessary so that it will not cause adverse tax consequences with respect to Code Section 409A: (i) a merger or consolidation of the Company whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; or (ii) the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

In the event that Dr. Chin is terminated following a Change in Control, he will be entitled to receive severance benefits identical to what he would receive upon an involuntary not-for-cause termination or termination by Dr. Chin with good reason, except that he will already have received full vesting of his equity.

Dr. Chin will be entitled to certain benefits as described in the table above if his employment is terminated by the Company for reasons other than cause or by him with good reason. “Cause” shall mean that the executive has (i) intentionally committed an act or omission that materially harms the Company; (ii) been grossly negligent in the performance of executive’s duties to the Company; (iii) willfully failed or refused to follow the lawful and proper directives of the Board, which failure or refusal continues despite executive having received an opportunity to cure pursuant to Section 2(b)(ii)(B) of Dr. Chin’s employment agreement; (iv) been convicted of, or pleaded guilty or nolo contendre, to a felony; (v) committed a criminal act involving moral turpitude, but excluding any conviction which results solely from executive’s title or position with the Company and is not based on his personal conduct; (vi) committed an act relating to the executive’s employment or the Company involving, in the good faith judgment of the Board, material fraud or theft; (vii) breached any material provision of his employment agreement or any nondisclosure or non-competition agreement (including the Confidentiality, Non-Competition and Intellectual Property Agreement attached to Dr. Chin’s employment agreement as Exhibit B), between the executive and the Company, as all of the foregoing may be amended prospectively from time to time; or (viii) intentionally breached a material provision of any code of conduct or ethics policy in effect at the Company, as all of the foregoing may be amended prospectively from time to time. “Good Reason” shall mean: (i) without the executive’s express written consent, any material reduction in executive’s title, or responsibilities compared to those prior to the Change in Control; (ii) without the executive’s express written consent, a material reduction by the Company in the executive’s total compensation as in effect on the date of his employment agreement or as the same may be increased from time to time, provided that it shall not be deemed a material reduction if (X) the amount of executive’s Annual Bonus is less than the amount of any previously awarded Annual Bonuses or (Y) a benefit is amended and such amendment affects all eligible executive participants; or (iii) the Company breaches a material term of the CEO’s employment agreement; provided that failure to timely make any payments within the time frames set forth in the employment agreement shall not be considered Good Reason if such payment is provided within the cure period set forth in Section 2(b)(iii)(A) of the employment agreement.

Excise Tax Gross-up

Upon a Change in Control of the Company the executive may receive payments subject to certain excise taxes imposed by Section 4999 of the Internal Revenue Code. The Company has agreed to reimburse Dr. Chin for all such excise taxes that are imposed on him and any additional income and excise taxes that are payable by Dr. Chin as a result of the reimbursements. The total tax gross-up amount in the above tables assumes that Dr. Chin is entitled to a full reimbursement by the Company of (i) any excise taxes that are imposed upon him as a result of the Change in Control and (ii) any income and excise taxes imposed upon Dr. Chin as a result of the Company’s reimbursement of the excise tax amount. The calculation of the tax gross-up amount in the above table is based on an excise tax rate of 20%, a 40% federal and state income tax rate and a 1.45% Medicare tax rate. For purposes of the calculation, it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to Dr. Chin’s executing a non-competition agreement. The payment of the tax gross-up will be payable to Dr. Chin for any excise tax incurred regardless of whether the executive’s employment is terminated. However, the amount of the tax gross-up will change based upon whether the executive’s employment with the Company is terminated because the amount of compensation subject to taxation will change.

David Chaplin, Ph.D.

			Involuntary Not for
			Cause Termination
Executive Benefits and	Termination within	Voluntary	or Termination by
Payments	12 Months Following	Termination by	Executive with Good	For Cause
Upon Termination	Change in Control	Executive or Death	Reason	Termination

Base Salary	$360,027	$—	$360,027	$—
Annual Bonus (x% of Base Salary)	N/A	N/A	N/A	N/A
Acceleration of Vesting of Equity	100% for Restricted Stock	0%	0%	0%
Number of Stock Options and Value upon Termination	282,500	282,500	282,500	282,500
	$703,425	$703,425	$703,425	$703,425
Number of Shares of Vested Stock Received and Value upon Termination	125,000	85,000	85,000	85,000
	$311,250	$211,650	$211,650	$211,650
Relocation Reimbursement	N/A	N/A	N/A	N/A
Deferred Compensation Payout	N/A	N/A	N/A	N/A
Post-Term Health Care	N/A	N/A	N/A	N/A
Excise Tax Gross Up	N/A	N/A	N/A	N/A

The information set forth above is described in more detail in the narrative following the Grants of Plan Based Awards table.

Dr. Chaplin’s employment agreement references the definition of a “Change in Control” in our 1996 Stock Incentive Plan. For this purpose, “Change in Control” means the occurrence of either of the following events: (a) any “person” (as such term is used in Section 13(c) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the total voting power represented by the Company’s then outstanding voting securities; or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

Dr. Chaplin will be entitled to certain benefits as described in the table above if his employment is terminated by the Company for reasons other than cause or by him with good reason. “Cause” shall mean any of the following:

(a) the (i) continued failure by the executive to perform substantially his duties on behalf of OXIGENE if the executive fails to remedy that breach within ten (10) days of OXiGENE’s written notice to the executive of such breach; or (ii) material breach of any other provision of Dr. Chaplin’s employment agreement by the executive, if the executive fails to remedy that breach within ten (10) days of OXiGENE’s written notice to the executive of such breach; or

(b) any act of fraud, material misrepresentation or material omission, misappropriation, dishonesty, embezzlement or similar conduct against OXiGENE or any affiliate, or conviction of executive for a felony or any crime involving moral turpitude.

“Termination with Good Reason” shall mean termination following a material breach of Dr. Chaplin’s employment agreement by the Company, which breach remains uncured ten (10) days after written notice thereof is received by the Company.

John A. Kollins

Involuntary Not for
Cause Termination
Executive Benefits and	Termination within	Voluntary	or Termination by
Payments	12 Months Following	Termination by	Executive with	For Cause
Upon Termination	Change in Control	Executive or Death	Good Reason	Termination

Base Salary	$275,000	$ —	$275,000	$ —
Annual Bonus (x% of Base Salary)	Executive entitled to Annual Bonus related to most recently completed calendar year if not already paid	N/A	Executive entitled to Annual Bonus related to most recently completed calendar year if not already paid	N/A
Acceleration of Vesting of Equity	100%	0%	0%	0%
Number of Stock Options and Value upon Termination	200,000	—	—	—
	$498,000	$ —	$ —	$ —
Number of Shares of Vested Stock Received and Value upon Termination	—	—	—	—
	$ —	$ —	$ —	$ —
Relocation Reimbursement	N/A	N/A	N/A	N/A
Deferred Compensation Payout	N/A	N/A	N/A	N/A
Post-Term Health Care	Up to 12 months for Executive and family	—	Up to 12 months for Executive and family	—
	$23,188		$23,188
Excise Tax Gross Up	N/A	N/A	N/A	N/A

The information set forth above is described in more detail in the narrative following the Grants of Plan Based Awards table.

A “Change in Control” is defined in Mr. Kollins’ employment agreement shall mean the occurrence during the term of his employment of the following:

(i) Ownership. Any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of OXiGENE representing 50% or more of the total voting power represented by OXiGENE’s then outstanding voting securities (excluding for this purpose any such voting securities held by OXiGENE or its affiliates or by any employee benefit plan of OXiGENE) pursuant to a transaction or a series of related transaction which the Board of Directors does not approve;

(ii) Merger/Sale of Assets. (A) A merger or consolidation of OXiGENE whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of OXiGENE outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) at least 50% of the total voting power represented by the voting securities of OXiGENE or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; or (B) the stockholders of OXiGENE approve an agreement for the sale or disposition by OXiGENE of all or substantially all of OXiGENE’s assets; or

(iii) Change in Board Composition. A change in the composition of the Board of Directors, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of OXiGENE as of the date of this Agreement, or (B) are elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to OXiGENE).

Mr. Kollins will be entitled to certain benefits as described in the table above if his employment is terminated by the Company for reasons other than cause or by him with good reason. “Cause” shall mean any of the following:

(a) the Executive’s substantial failure to perform any of her duties hereunder or to follow reasonable, lawful directions of the Board or any officer to whom the Executive reports;

(b) the Executive’s willful misconduct or willful malfeasance in connection with her employment;

(c) the Executive’s conviction of, or plea of nolo contendre to, any crime constituting a felony under the laws of the United States or any state thereof, or any other crime involving moral turpitude;

(d) the Executive’s material breach of any of the provisions of this Agreement, OXiGENE’s bylaws or any other agreement with OXiGENE;

(e) the Executive’s engaging in misconduct which has caused significant injury to OXiGENE, financial or otherwise, or to OXiGENE’s reputation; or

(f) any act, omission or circumstance constituting cause under the law governing this Agreement.

“Termination with Good Reason” shall mean:

(i) without the Executive’s express written consent, any material reduction in Executive’s title, or responsibilities compared to those prior to a Change in Control (as such term is defined in Section 6.3);

(ii) relocation of more than 60 miles;

(iii) without the Executive’s express written consent, a material reduction by OXiGENE in the Executive’s total compensation as in effect on the date hereof or as the same may be increased from time to time, provided that it shall not be deemed a material reduction if (a) the amount of Executive’s Annual Bonus is less than the amount of any previously awarded Annual Bonuses or (b) a benefit is amended and such amendment affects all eligible executive participants; or

(iv) OXiGENE breaches a material term of this Agreement and such breach has remained uncured for a minimum of thirty (30) days after Executive has notified OXiGENE of breach. To be effective, such notice must be in writing and set forth the specific alleged Good Reason for termination and the factual basis supporting the alleged Good Reason.

James B. Murphy

			Involuntary Not for
			Cause Termination
Executive Benefits and	Termination within	Voluntary	or Termination by
Payments	12 Months Following	Termination by	Executive with Good	For Cause
Upon Termination	Change in Control	Executive or Death	Reason	Termination

Base Salary	$245,000	$—	$183,750	$—
Annual Bonus (x% of Base Salary)	N/A	N/A	N/A	N/A
Acceleration of Vesting of Equity	100% for Restricted Stock	0%	0%	0%
Number of Stock Options and Value upon Termination	96,250	96,250	96,250	96,250
	$239,663	$239,663	$239,663	$239,663
Number of Shares of Vested Stock Received and Value upon Termination	40,000	20,000	20,000	20,000
	$99,600	$49,800	$49,800	$49,800
Relocation Reimbursement	N/A	N/A	N/A	N/A
Deferred Compensation Payout	N/A	N/A	N/A	N/A
Post-Term Health Care	N/A	N/A	N/A	N/A
Excise Tax Gross Up	N/A	N/A	N/A	N/A

The information set forth above is described in more detail in the narrative following the Grants of Plan Based Awards table.

Mr. Murphy’s employment agreement references the definition of a “Change in Control” in our 1996 Stock Incentive Plan. A “Change in Control” means the occurrence of either of the following: (a) any “person” (as such term is used in Section 13(c) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the total voting power represented by the Company’s then outstanding voting securities; or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

Mr. Murphy will be entitled to certain benefits as described in the table above if his employment is terminated by the Company for reasons other than cause or by him with good reason. “Cause” shall mean any of the following:

(a) the (i) continued failure by the executive to perform substantially his duties on behalf of OXIGENE if the executive fails to remedy that breach within ten (10) days of OXiGENE’s written notice to the executive of such breach; or (ii) material breach of any other provision of Mr. Murphy’s employment agreement by the executive, if the executive fails to remedy that breach within ten (10) days of OXiGENE’s written notice to the executive of such breach; or

(b) any act of fraud, material misrepresentation or material omission, misappropriation, dishonesty, embezzlement or similar conduct against OXiGENE or any affiliate, or conviction of executive for a felony or any crime involving moral turpitude.

“Termination with Good Reason” shall mean termination following a material breach of Mr. Murphy’s employment agreement by the Company, which breach remains uncured thirty (30) days after written notice thereof is received by the Company.

Patricia A. Walicke, M.D.

Involuntary Not for
Cause Termination or
Executive Benefits and	Termination within	Voluntary	Termination by
Payments	12 Months Following	Termination by	Executive with Good	For Cause
Upon Termination	Change in Control	Executive or Death	Reason	Termination

Base Salary	$300,000	$—	$300,000	$—
Annual Bonus (x% of Base Salary)	Executive entitled to Annual Bonus related to most recently completed calendar year if not already paid	N/A	Executive entitled to Annual Bonus related to most recently completed calendar year if not already paid	N/A
Acceleration of Vesting of Equity	100%	0%	0%	0%
Number of Stock Options and Value upon Termination	200,000	—	—	—
	$498,000	$—	$—	$—
Number of Shares of Vested Stock Received and Value upon Termination	—	—	—	—
	$—	$—	$—	$—
Relocation Reimbursement	N/A	N/A	N/A	N/A
Deferred Compensation Payout	N/A	N/A	N/A	N/A
Post-Term Health Care	Up to 12 months for Executive and family	—	Up to 12 months for Executive and family	—
	$23,188		$23,188
Excise Tax Gross Up	N/A	N/A	N/A	N/A

The information set forth above is described in more detail in the narrative following the Grants of Plan Based Awards table.

A “Change in Control” as defined in Dr. Walicke’s employment agreement shall mean the occurrence during the term of her employment of the following:

(i) Ownership. Any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of OXiGENE representing 50% or more of the total voting power represented by OXiGENE’s then outstanding voting securities (excluding for this purpose any such voting securities held by OXiGENE or its affiliates or by any employee benefit plan of OXiGENE) pursuant to a transaction or a series of related transaction which the Board of Directors does not approve;

(ii) Merger/Sale of Assets. (A) A merger or consolidation of OXiGENE whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of OXiGENE outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) at least 50% of the total voting power represented by the voting securities of OXiGENE or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; or (B) the stockholders of OXiGENE approve an agreement for the sale or disposition by OXiGENE of all or substantially all of OXiGENE’s assets; or

(iii) Change in Board Composition. A change in the composition of the Board of Directors, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of OXiGENE as of the date of this Agreement, or

(B) are elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to OXiGENE).

Dr. Walicke will be entitled to certain benefits as described in the table above if her employment is terminated by the Company for reasons other than cause or by her with good reason. “Cause” shall mean any of the following:

(a) the Executive’s substantial failure to perform any of her duties hereunder or to follow reasonable, lawful directions of the Board or any officer to whom the Executive reports;

(b) the Executive’s willful misconduct or willful malfeasance in connection with her employment;

(c) the Executive’s conviction of, or plea of nolo contendre to, any crime constituting a felony under the laws of the United States or any state thereof, or any other crime involving moral turpitude;

(d) the Executive’s material breach of any of the provisions of this Agreement, OXiGENE’s bylaws or any other agreement with OXiGENE;

(e) the Executive’s engaging in misconduct which has caused significant injury to OXiGENE, financial or otherwise, or to OXiGENE’s reputation; or

(f) any act, omission or circumstance constituting cause under the law governing this Agreement.

“Termination with Good Reason” shall mean:

(i) without the Executive’s express written consent, any material reduction in Executive’s title, or responsibilities compared to those prior to a Change in Control (as such term is defined in Section 6.3);

(ii) relocation of more than 60 miles;

(iii) without the Executive’s express written consent, a material reduction by OXiGENE in the Executive’s total compensation as in effect on the date hereof or as the same may be increased from time to time, provided that it shall not be deemed a material reduction if (a) the amount of Executive’s Annual Bonus is less than the amount of any previously awarded Annual Bonuses or (b) a benefit is amended and such amendment affects all eligible executive participants; or

(iv) OXiGENE breaches a material term of this Agreement and such breach has remained uncured for a minimum of thirty (30) days after Executive has notified OXiGENE of breach. To be effective, such notice must be in writing and set forth the specific alleged Good Reason for termination and the factual basis supporting the alleged Good Reason.

Peter Harris, M.D.

In connection with the departure of Dr. Harris, our former Chief Medical Officer, from OXiGENE, we entered into a separation agreement with Dr. Harris. Pursuant to the separation agreement, Dr. Harris’s employment with OXiGENE ended on August 31, 2007. We agreed to pay Dr. Harris severance compensation of approximately $160,000 made up of six equal monthly payments of approximately $26,700 each beginning in September 2007. OXiGENE agreed to maintain the original term, which is until June 14, 2016, of Dr. Harris’ options to purchase 25,000 shares of common stock that he was vested in on the date of his separation from the Company. All unvested options terminated on August 31, 2007.

Director Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2007 to each of our directors.

	Fees Earned or	Stock	Option	All Other
	Paid in Cash	Awards	Awards	Compensation	Total
Name	($)	($)(1)	($)	($)	($)

Joel-Tomas Citron	$247,992	$—	$—	$—	$247,992
Richard Chin(2)	$—	$—	$—	$—	$—
David Chaplin(2)	$—	$—	$—	$—	$—
Roy H. Fickling(3)	$19,083	$163,600	$—	$—	$182,683
Arthur Laffer	$72,250	$—	$—	$—	$72,250
William D. Schwieterman(3)	$17,583	$163,600			$181,183
William Shiebler	$62,875	$—	$—	$—	$62,875
Per-Olof Söderberg	$49,500	$—	$—	$—	$49,500
J. Richard Zecher	$52,500	$—	$—	$—	$52,500

(1)	See Note 1 to our Condensed Consolidated Financial Statements reported in our Annual Report on Form 10-K for our fiscal year ended December 31, 2007 for details as to the assumptions used to determine the fair value of each of the stock awards set forth in this table, and Note 3 describing all forfeitures during fiscal year 2007. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates.”

(2)	Dr. Chin and Dr. Chaplin do not receive fees from the Company in connection with their service as members of the Board of Directors.

(3)	Both Mr. Fickling and Dr. Schwieterman joined the Board of Directors in June 2007.

The following is a description of the standard compensation arrangements under which our non-employee directors are compensated for their service as directors, including as members of the various Committees of our Board.

Fees.  Prior to fiscal 2003, directors received no cash compensation for serving on our Board of Directors or committees thereof. In July 2003, our directors adopted a director compensation plan. Under this plan, non-employee directors received an annual retainer of $25,000 plus $1,500 for attendance at each Board meeting. The annual retainer for non-employee directors was increased to an annual amount of $30,000 in 2007. In addition, each Board Committee chairman receives an annual retainer of $7,500, and each Committee member receives $1,000 for attendance at each Committee meeting. In lieu of the fees described above, Mr. Joel Citron, the Chairman of our Board of Directors, receives $200,000 plus expenses annually under his employment agreement. A detailed description of Mr. Citron’s employment agreement is provided on page 25 of this proxy statement.

Equity Incentives.  Under the terms of our 2005 Stock Plan, directors may be granted shares of common stock, stock-based awards and/or stock options to purchase shares of common stock. In 2007, Roy H. Fickling and William N. Schwieterman were awarded 40,000 shares each of restricted stock in connection with their appointment to the Board of Directors, which shares vest in four equal annual installments on the anniversary of the date of grant.

Equity Compensation Plan Information

The following table provides certain aggregate information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2007.

	(a)	(b)	(c)
Number of Securities
	Number of Securities		Remaining Available
	to be Issued	Weighted-Average	for Future Issuance
	Upon Exercise of	Exercise Price of	Under Equity Compensation
	Outstanding Options,	Outstanding Options,	Plans (Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))

Equity compensation plans approved by security holders (the 1996 Stock Incentive Plan)	1,330,500	$7.48	—
Equity compensation plans approved by security holders (the 2005 Stock Plan)	967,000	$4.03	1,118,000
Equity compensation plans not approved by security holders	—	—	—

Total	2,297,500	$6.03	1,118,000

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Audit Committee reviews and approves in advance all related-person transactions. We have not entered into any such transactions since the beginning of the fiscal year ended December 31, 2007.

EXPENSES OF SOLICITATION

We will bear the costs of soliciting proxies from our stockholders. We will make this solicitation by mail, and our directors, officers and employees may also solicit proxies by telephone or in person, for which they will receive no compensation other than their regular compensation as directors, officers or employees. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to beneficial owners of our voting securities. We will reimburse these brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses that are incurred by them.

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our employees, including our Chief Executive Officer and Chief Financial Officer. The text of the code of conduct and ethics has been filed as an exhibit to our Annual Report on Form 10-K. Disclosure regarding any amendments to, or waivers from provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of the NASDAQ Stock Market.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

Your eligibility as a stockholder to submit proposals and director nominations, the proper subjects of such proposals and other issues governing stockholder proposals and director nominations are regulated by the rules adopted under Section 14 of the Exchange Act. To be considered for inclusion in the proxy statement relating to our annual meeting of stockholders to be held in 2009 stockholder proposals and nominations must be received no later than January 2, 2009. If we do not receive notice of any matter to be considered for presentation at the annual meeting, although not to be included in the Proxy Statement, between February 16, 2009 and March 18, 2009 management proxies may confer discretionary authority to vote on the matters presented at the annual meeting by a stockholder in accordance with Rule 14a-4 under the Exchange Act. All stockholder proposals should be marked for the attention of The President, OXiGENE, Inc., 230 Third Avenue, Waltham, Massachusetts 02451.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

ANNUAL REPORT

A copy of our Annual Report to Stockholders for the fiscal year ended December 31, 2007 is being provided to each of our stockholders with this Proxy Statement. Additional copies may be obtained without charge by writing to OXiGENE, Inc., 230 Third Avenue, Waltham, Massachusetts 02451, Attention: Investor Relations.

Waltham, MA
April   , 2008

OXiGENE, INC. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY JULY 23, 2008 The undersigned hereby appoints Richard Chin and James B. Murphy, and each of them (with full power to act alone), proxies, with full power of substitution, to vote all shares of common stock of OXiGENE, Inc., a Delaware corporation (the “Company”), owned by the undersigned at the 2008 Annual Meeting of Stockholders of the Company to be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., located at Chrysler Center, 666 Third Avenue, New York, NY 10017, on July 23, 2008, at 9:00 a.m., local time, and at any and all adjournments or postponements thereof. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED AND, IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NAMED NOMINEES AND FOR PROPOSAL 2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OF THE MEETING. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT FURNISHED HEREWITH. PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TAKING OF A VOTE ON THE MATTERS HEREIN. (Continued and to be signed on reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF OXiGENE, INC. 230 Third Avenue Waltham, MA 02451 July 23, 2008 Please date, sign and mail your proxy card in the envelope provided as soon as possible. E Please detach along perforated line and mail in the envelope provided. E 20700000000000000000 1 061307 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH DIRECTOR NOMINEE AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. Election of Directors: 2. To approve the issuance of up to 5,708,035 shares of our common stock, representing FOR AGAINST ABSTAIN 19.9% of our currently outstanding shares of common stock, to Kingsbridge Capital Limited (“Kingsbridge”), pursuant to the Common Stock Purchase Agreement, dated as of February 19, 2008, by and between Kingsbridge and the Company, as described in the attached proxy statement. NOMINEES: FOR ALL NOMINEES { Joel-Tomas Citron { David Chaplin, Ph.D. WITHHOLD AUTHORITY { Richard Chin, M.D. FOR ALL NOMINEES Roy Hampton Fickling { Arthur B. Laffer, Ph.D. William D. Schwieterman, M.D. { William N. Shiebler FOR ALL EXCEPT { Per-Olof Söderberg (See Instructions below) { J. Richard Zecher, Ph.D.

INSTRUCTIONS: THIS PROXY WHEN PROPERLY To withhold authority to vote for EXECUTED WILL BE VOTED AS any individual nominee(s), mark DIRECTED. IF NO DIRECTION “FOR ALL EXCEPT” and fill in IS GIVEN WITH RESPECT TO A the circle next to each nominee you PARTICULAR PROPOSAL, THIS wish to withhold, as shown PROXY WILL BE VOTED FOR here: SUCH PROPOSAL. PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.